Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257114

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 17, 2021

PROSPECTUS SUPPLEMENT

(To prospectus dated June 15, 2021)

Shares

PennyMac Mortgage Investment Trust

% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest

(Liquidation Preference $25.00 Per Share)

We are offering to the public                of our                % Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, which we refer to in this prospectus supplement as the Series C Preferred Shares. This is an original issuance of the Series C Preferred Shares. Holders of Series C Preferred Shares will be entitled to receive cumulative cash dividends at a rate of                % per annum of the $25.00 per share liquidation preference (equivalent to $                per annum per share). Dividends will be payable quarterly in arrears on the 15th day of each March, June, September and December, commencing on December 15, 2021 (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day). Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be August                , 2021.

The Series C Preferred Shares will not be redeemable before                , 2026, except in connection with maintaining our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after                , 2026, we may, at our option, redeem any or all of the Series C Preferred Shares at $25.00 per share plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the Series C Preferred Shares within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. The Series C Preferred Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless redeemed or repurchased by us or converted into our common shares of beneficial interest, $0.01 par value per share, or common shares, in connection with a Change of Control by the holders of Series C Preferred Shares.

Upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right (subject to our election to redeem the Series C Preferred Shares in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series C Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series C Preferred Share equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series C Preferred Share plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date for the Series C Preferred Shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price (as defined herein); and

•	, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

No current market exists for the Series C Preferred Shares. We intend to apply to list the Series C Preferred Shares on the New York Stock Exchange, or the NYSE, under the symbol “PMT PrC.” If listing is approved, we expect trading on the NYSE to commence within 30 days after the initial issuance of the Series C Preferred Shares. Our common shares are listed on the NYSE under the trading symbol “PMT.”

There are certain restrictions on the ownership and transfer of the Series C Preferred Shares intended to maintain our qualification as a REIT. Please see the sections entitled “Description of the Series C Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series C Preferred Shares generally will not have any voting rights.

Investing in the Series C Preferred Shares involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in the Series C Preferred Shares.

	Per Share	Total(1)
Price to the public(2)	$	$
Underwriting discounts and commissions	$	$
Proceeds to us (before expenses)	$	$

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Plus accrued dividends, if any, from August , 2021 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters have an option to purchase a maximum of                additional Series C Preferred Shares solely to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Delivery of the Series C Preferred Shares will be made on or about August                , 2021, in book-entry form only through The Depository Trust Company, or DTC.

Joint Book-Running Managers

Morgan Stanley	BofA Securities		Goldman Sachs & Co. LLC

Keefe, Bruyette & Woods, Inc	RBC Capital Markets	UBS Investment Bank	Wells Fargo Securities
A Stifel Company

The date of this prospectus supplement is August                , 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, or the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. To the extent the information contained in or incorporated by reference into this prospectus supplement differs or varies from the information contained in or incorporated by reference into the accompanying prospectus, the information contained in or incorporated by reference into this prospectus supplement updates and supersedes such information.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to “we,” “us,” “our” and “our company” mean PennyMac Mortgage Investment Trust and its consolidated subsidiaries, including PennyMac Operating Partnership, L.P., or our operating partnership.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the documents we incorporate herein and therein by reference, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from our expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date on which it is made and you should consider the following uncertainties and risks as well as the risks and uncertainties discussed in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. We expressly state that we have no current intention to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

S-ii

Factors that could cause our actual results and performance to differ materially from historical results or those anticipated include, but are not limited to:

•	our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as the COVID-19 pandemic;

•	the impact to our credit risk transfer, or CRT, arrangements and agreements of increased borrower requests for forbearance under the Coronavirus Aid, Relief and Economic Security Act;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise;

•

events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected;

•	elimination of the Federal Housing Finance Agency adverse market refinance fee;

•	declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market;

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire loans, and our success in doing so;

•	the concentration of credit risks to which we are exposed;

•	the degree and nature of our competition;

•	our dependence on our manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our substantial amount of debt;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	unanticipated increases or volatility in financing and other costs, including a rise in interest rates;

•	the performance, financial condition and liquidity of borrowers;

•	the ability of our servicer, which also provides us with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

S-iii

•	our indemnification and repurchase obligations in connection with loans we purchase and later sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest;

•	increased rates of delinquency, default and/or decreased recovery rates on our investments;

•	the performance of loans underlying mortgage-backed securities, or MBS, in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	increased prepayments of the mortgages and other loans underlying our MBS or relating to our mortgage servicing rights, or MSRs, excess servicing spread, and other investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•

the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of operations;

•	our ability to maintain appropriate internal control over financial reporting;

•	technology failures, cybersecurity risks and incidents, and our ability to mitigate cybersecurity risks and cyber intrusions;

•	our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business;

•	our ability to detect misconduct and fraud;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	developments in the secondary markets for our loan products;

•	legislative and regulatory changes that impact the loan industry or housing market;

•

changes in regulations that impact the business, operations or governance of mortgage lenders and/or publicly traded companies or such changes that increase the cost of doing business with such entities;

•	the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of homeownership;

•	changes in government or government-sponsored home affordability programs;

•

limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•

changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company);

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

S-iv

These factors and the other risk factors described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are not necessarily all of the important factors that could cause our actual results and performance to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could adversely affect our actual results and performance. Consequently, there can be no assurance that the results or performance anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

S-v

SUMMARY

This summary highlights information about us and the Series C Preferred Shares being offered by this prospectus supplement and the accompanying prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in the Series C Preferred Shares. For a more complete understanding of our company, we encourage you to read this entire document, including the information incorporated by reference into this document and the other documents to which we have referred.

PennyMac Mortgage Investment Trust

We are a specialty finance company that invests primarily in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation.

Our investment focus is on the mortgage-related assets that we create through our correspondent production activities, including MSRs and CRT arrangements, which include CRT agreements and CRT strips that absorb credit losses on certain of the loans we sold. We also invest in MBS. We have also historically invested in distressed mortgage assets (loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PNMAC Capital Management, LLC, or PCM, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our mortgage loan portfolio and MSRs are serviced by PennyMac Loan Services, LLC, or PLS. PCM and PLS are wholly-owned subsidiaries of PennyMac Financial Services, Inc. (NYSE: PFSI).

We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership and its subsidiaries. We are the sole limited partner and one of our subsidiaries is the sole general partner of our operating partnership.

We believe that we qualify, and we have elected to be taxed, as a REIT under the Internal Revenue Code of 1986, or the Code, beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Issuer	PennyMac Mortgage Investment Trust

Securities Offered	of our % Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (plus up to an additional Series C Preferred Shares that we will issue and sell if the underwriters exercise their over-allotment option in full).

Dividends	Holders of Series C Preferred Shares will be entitled to receive cumulative cash dividends at a rate of % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share).

Dividends will be payable quarterly in arrears on the 15th day of each March, June, September and December, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be August , 2021. The first dividend will be payable on December 15, 2021 in the amount of $ per share and will be paid to the persons who are the holders of record of the Series C Preferred Shares at the close of business on the corresponding dividend record date, which will be December 1, 2021.

No Maturity	The Series C Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series C Preferred Shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C Preferred Shares.

Optional Redemption	The Series C Preferred Shares are not redeemable by us prior to , 2026, except in connection with maintaining our qualification as a REIT for U.S. federal income tax purposes and except as described below under “—Special Optional Redemption.” On and after , 2026, we may, at our option, redeem the Series C Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless the redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on the corresponding dividend payment date. See the section entitled “Description of the Series C Preferred Shares—Redemption—Optional Redemption” in this prospectus supplement.

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless the redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on the corresponding dividend payment date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C Preferred Shares (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series C Preferred Shares will not have the conversion right described below under “—Conversion Rights” with respect to the Series C Preferred Shares called for redemption. See the section entitled “Description of the Series C Preferred Shares—Redemption—Special Optional Redemption” in this prospectus supplement.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

•   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•   following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, or a parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C Preferred Shares held by such holder as described above under “—Optional Redemption” or “—Special Optional Redemption”) to convert some or all of the Series C Preferred Shares on the Change of Control Conversion Date into a number of our common shares per Series C Preferred Share to be converted equal to the lesser of:

•   the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series C Preferred Share plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price; and

•               , or the Share Cap, subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common shares; in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

Liquidation Preference	If we liquidate, dissolve or wind up, holders of the Series C Preferred Shares will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date of payment, before any payment is made to the holders of our common shares. The rights of holders of the Series C Preferred Shares to receive their liquidation preference will be subject to the rights of any other class or series of our equity securities ranking senior to or on parity with the Series C Preferred Shares as to liquidation, including our outstanding 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series A Preferred Shares”), with an aggregate liquidation preference of $115,000,000, and our outstanding 8.000% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series B Preferred Shares”), with an aggregate liquidation preference of $195,000,000, which rank on parity with the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up. See the section entitled “Description of the Series C Preferred Shares—Liquidation Preference” in the prospectus supplement.

Ranking	The Series C Preferred Shares will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below; (2) on a parity with the Series A Preferred Shares, the Series B Preferred Shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into or exchangeable for our common shares or preferred shares of beneficial interest, $0.01 par value per share, or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of any of our existing or future subsidiaries. The term “equity securities” in the foregoing does not include convertible or exchangeable debt securities, including our 5.50% exchangeable senior notes due 2024 (the “2024 Exchangeable Notes”) and the 5.50% exchangeable senior notes due 2026 (the “2026 Exchangeable Notes”). At June 30, 2021, we and our consolidated subsidiaries had outstanding approximately $11.9 billion of indebtedness and other liabilities ranking senior to the Series C Preferred Shares. See the section entitled “Description of the Series C Preferred Shares—Ranking” in this prospectus supplement.

Voting Rights	Holders of Series C Preferred Shares will generally have no voting rights. However, if we do not pay dividends on the Series C Preferred Shares for six or more quarterly dividend periods (whether or not consecutive), the holders of outstanding Series C Preferred Shares and the holders of preferred shares of all other classes and series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C Preferred Shares in the election referred to below, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, voting together as a single class, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay all dividends accumulated on the Series C Preferred Shares for all past dividend periods and the then-current dividend period. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Shares and preferred shares of all other classes and series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C Preferred Shares on such matters, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, voting together as a single class, is required for us (a) to authorize or issue shares of beneficial interest of any class or series ranking senior to the Series C Preferred Shares with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up or (b) to amend any provision of our declaration of trust so as to materially and adversely affect any rights of the Series C Preferred Shares, subject to certain exceptions. See the section entitled “Description of the Series C Preferred Shares—Voting Rights” in this prospectus supplement.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series C Preferred Shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C Preferred Shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	No current market exists for the Series C Preferred Shares. We intend to apply to list the Series C Preferred Shares on the NYSE under the symbol “PMT PrC.” If listing is approved, we expect trading on the NYSE to commence within 30 days after the initial issuance of the Series C Preferred Shares. The underwriters have advised us that they intend to make a market in the Series C Preferred Shares prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series C Preferred Shares will develop prior to (or after) commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Book Entry and Form	The Series C Preferred Shares will be evidenced by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC.

Use of Proceeds	We expect that the net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and our estimated expenses. We intend to use the net proceeds from this offering for our general business purposes, including funding our correspondent production and investment activity, which may include investments in MSRs, as well as the repayment of indebtedness and working capital. See the section entitled “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership and Transfer	Subject to certain exceptions, our declaration of trust restricts ownership of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, or 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest, including the Series C Preferred Shares, in order to protect our status as a REIT for U.S. federal income tax purposes. These provisions may restrict the ability of a holder of Series C Preferred Shares to convert such Series C Preferred Shares into our common shares. See the sections entitled “Description of the Series C Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus.

U.S. Federal Income Tax Considerations	For a discussion of the U.S. federal income tax consequences of purchasing, owning and disposing of the Series C Preferred Shares and any common shares received upon conversion of the Series C Preferred Shares, please see the sections entitled “Supplement to U.S. Federal Income Tax Considerations” in this prospectus supplement and “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors	An investment in the Series C Preferred Shares involves a high degree of risk, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Series C Preferred Shares.

RISK FACTORS

Investing in the Series C Preferred Shares involves a high degree of risk. You should carefully read and consider the risks related to this offering described below, as well as the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the Series C Preferred Shares. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects, and could result in a partial or complete loss of your investment.

Risks Related to this Offering

The Series C Preferred Shares will rank junior to all of our indebtedness and other liabilities and to the indebtedness and other liabilities and preferred equity of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or the winding-up of our affairs, our assets will be available to pay obligations on the Series C Preferred Shares only after all of our indebtedness and other liabilities (including trade payables) have been paid. The rights of holders of the Series C Preferred Shares to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future class or series of preferred shares we may issue that ranks senior to the Series C Preferred Shares. In addition, the Series C Preferred Shares would effectively rank junior to all indebtedness and other liabilities (including trade payables) and preferred equity of any of our existing or future subsidiaries. Such subsidiaries are or would be, as the case may be, separate legal entities and have or will have, as the case may be, no legal obligation to pay any amounts to us in respect of dividends due on the Series C Preferred Shares. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series C Preferred Shares then outstanding. We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series C Preferred Shares. At June 30, 2021, we and our consolidated subsidiaries had outstanding approximately $11.9 billion of indebtedness and other liabilities ranking senior to the Series C Preferred Shares. Certain of our existing or future debt instruments may, under certain circumstances, restrict distributions from certain of our subsidiaries and the authorization, payment or setting apart of dividends on the Series C Preferred Shares.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series C Preferred Shares. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series C Preferred Shares and may result in dilution to owners of the Series C Preferred Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series C Preferred Shares will bear the risk of our future offerings reducing the market price of the Series C Preferred Shares and diluting the value of their holdings in us.

A change in the rating of the Series C Preferred Shares could adversely affect the market price of the Series C Preferred Shares.

In connection with this offering, we expect that the Series C Preferred Shares will receive a rating from Egan-Jones Ratings Company (or any of its subsidiaries or any successor in business thereto from time to time). Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series C Preferred Shares. Any real or anticipated downgrade or withdrawal of any ratings of the Series C Preferred Shares could have an adverse effect on the market price or liquidity of the Series C Preferred Shares.

Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series C Preferred Shares, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series C Preferred Shares may not reflect all risks related to us and our business or the structure or market value of the Series C Preferred Shares. A downgrade or potential downgrade in the rating, the assignment of a new rating that is lower than the existing rating, or a downgrade or potential downgrade in the rating assigned to us, our subsidiaries, the Series C Preferred Shares or any of our other securities could adversely affect the trading price and liquidity of the Series C Preferred Shares.

We cannot be sure that any rating agency will maintain its rating once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the rating once issued or to advise holders of Series C Preferred Shares of any change in ratings. A negative change in a rating once issued could have an adverse effect on the market price or liquidity of the Series C Preferred Shares.

We may issue additional Series C Preferred Shares or additional classes or series of preferred shares that will rank on parity with the Series C Preferred Shares as to dividend rights, rights upon liquidation or voting rights.

Our declaration of trust permits us to authorize or issue additional Series C Preferred Shares and to classify, reclassify and issue additional classes or series of preferred shares that would rank on parity with the Series C Preferred Shares as to dividend payments and rights upon our liquidation, dissolution or the winding up of our affairs, which we refer to in this prospectus supplement as “parity preferred shares,” without any vote of the holders of the Series C Preferred Shares. As of the date of this prospectus supplement, we have 4,600,000 Series A Preferred Shares outstanding and 7,800,000 Series B Preferred Shares outstanding, which rank on parity with the Series C Preferred Shares as to dividend payments and rights upon our liquidation, dissolution or the winding up of our affairs. The issuance of additional Series C Preferred Shares, additional Series A Preferred Shares, additional Series B Preferred Shares or additional classes or series of other parity preferred shares could have the effect of reducing the amounts available to the holders of Series C Preferred Shares issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series C Preferred Shares issued in this offering if we do not have sufficient funds to pay dividends on all Series C Preferred Shares, Series A Preferred Shares, Series B Preferred Shares and other parity preferred shares then outstanding.

In addition, although holders of Series C Preferred Shares will be entitled to limited voting rights, as described in “Description of the Series C Preferred Shares—Voting Rights,” the holders of Series C Preferred Shares and preferred shares of all other classes and series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series C Preferred Shares, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, will vote together as a single class. As a result, the voting rights of holders of Series C Preferred Shares may be significantly diluted, and the holders of Series A Preferred Shares, Series B Preferred Shares and such other classes or series of preferred shares that we may issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of Series C Preferred Shares, Series A Preferred Shares, Series B Preferred Shares or other parity preferred shares, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Shares and our common shares to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

We may not be able to pay dividends or other distributions on the Series C Preferred Shares.

There can be no guarantee that we will have sufficient cash to pay dividends on the Series C Preferred Shares. Our ability to pay dividends may be impaired if any of the risks described in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement or into the accompanying prospectus were to occur. In addition, payment of our dividends depends upon our earnings, our financial condition, maintenance of our REIT qualification and other factors as our board of trustees may deem relevant from time to time. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common shares and preferred shares, including the Series C Preferred Shares offered by this prospectus supplement, to pay our indebtedness or to fund our other liquidity needs.

Future issuances and sales of additional Series C Preferred Shares or any parity preferred shares, including additional Series A Preferred Shares and Series B Preferred Shares, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series C Preferred Shares and our common shares to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

Upon the occurrence of a Change of Control, each holder of the Series C Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C Preferred Shares held by such holder as described under “Description of the Series C Preferred Shares—Redemption—Optional Redemption” or “—Special Optional Redemption,” in which case such holder will have the right only with respect to Series C Preferred Shares that are not called for redemption) to convert some or all of such holder’s Series C Preferred Shares into our common shares (or, under specified circumstances, certain alternative consideration). Notwithstanding that we generally may not redeem the Series C Preferred Shares prior to                , 2026, we will have a special optional redemption right to redeem the Series C Preferred Shares in the event of a Change of Control, and holders of the Series C Preferred Shares will not have the right to convert any Series C Preferred Shares that we have elected to redeem prior to the Change of Control Conversion Date. See the sections entitled “Description of the Series C Preferred Shares—Redemption—Special Optional Redemption” and “Description of the Series C Preferred Shares—Conversion Rights.”

If we do not elect to redeem the Series C Preferred Shares prior to the Change of Control Conversion Date, then, upon an exercise of the conversion rights provided to the holders of the Series C Preferred Shares, the holders of Series C Preferred Shares will be limited to a maximum number of our common shares (or, if applicable, the Alternative Conversion Consideration (as defined below)) equal to the Share Cap multiplied by the number of Series C Preferred Shares converted. If the Common Share Price is less than $                per share (which is 50% of the per share closing sale price of our common shares reported on the NYSE on August                , 2021), subject to adjustment in certain circumstances, the holders of the Series C Preferred Shares will receive a maximum of                 of our common shares per Series C Preferred Share, which may result in a holder receiving common shares (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series C Preferred Shares plus any accumulated and unpaid dividends thereon.

In addition, the Change of Control conversion feature of the Series C Preferred Shares may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain change of control transactions under circumstances that otherwise could provide the holders of our common shares and Series C Preferred Shares with the opportunity to realize a premium over the then-current market price of such shares or that shareholders may otherwise believe is in their best interests.

The Series C Preferred Shares are redeemable at our option.

We may, at our option, redeem some or all of the Series C Preferred Shares on and after                 , 2026, to the extent we have funds legally available for such purpose. If we redeem your Series C Preferred Shares, you will be entitled to receive a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless the redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series C Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on the corresponding dividend payment date, notwithstanding the prior redemption of any such Series C Preferred Shares. It is likely that we would choose to exercise our optional redemption right only when prevailing interest rates have declined, which would adversely affect your ability to reinvest your proceeds from the redemption in a comparable investment with a yield equal to or greater than the yield on the Series C Preferred Shares had the Series C Preferred Shares not been redeemed.

The amount of your liquidation preference is fixed and you will have no right to receive any greater payment.

The payment due to holders of the Series C Preferred Shares upon liquidation is fixed at the liquidation preference of $25.00 per Series C Preferred Share, plus any accumulated and unpaid dividends thereon to, but not including, the date of payment. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you will have no right to receive or to participate in these amounts. In addition, if the market price of your Series C Preferred Shares is greater than the liquidation preference, you will have no right to receive the market price from us upon our liquidation.

The market price of the Series C Preferred Shares could be substantially affected by various factors.

The market price of the Series C Preferred Shares will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series C Preferred Shares;

•	trading prices of common and preferred equity securities issued by REITs and other similar companies;

•	the annual yield from distributions on the Series C Preferred Shares as compared to yields on other financial instruments;

•	general economic and financial market conditions, including the effect of the continuing COVID-19 pandemic;

•	government action or regulation;

•	our financial condition, performance and prospects and those of our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional preferred shares or debt securities; and

•	actual or anticipated variations in quarterly operating results of our company and of our competitors.

As a result of these and other factors, investors who purchase the Series C Preferred Shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Shares, including decreases unrelated to our operating performance or prospects.

Our declaration of trust contains restrictions on ownership and transfer of the Series C Preferred Shares, which may impair the ability of holders to convert Series C Preferred Shares into our common shares.

Our declaration of trust contains restrictions on ownership and transfer of the Series C Preferred Shares intended, among other purposes, to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. Our declaration of trust restricts ownership of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, or 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest, including the Series C Preferred Shares. See the sections entitled “Description of the Series C Preferred Shares—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus. You should consider these ownership limitations prior to your purchase of the Series C Preferred Shares. Notwithstanding any other provision of the Series C Preferred Shares, no holder of Series C Preferred Shares will be entitled to convert such Series C Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed these ownership limitations or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder. In addition, these restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Shares.

As a holder of Series C Preferred Shares, you will have limited voting rights.

Your voting rights as a holder of Series C Preferred Shares will be limited. Our common shares are the only class of our securities that carries full voting rights. Holders of Series C Preferred Shares may vote only (a) to elect two additional trustees to our board of trustees, as described in the section entitled “Description of the Series C Preferred Shares—Voting Rights,” in the event that six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Shares are in arrears, (b) to authorize, increase or create additional classes or series of our shares of beneficial interest that are senior to the Series C Preferred Shares or (c) on certain amendments to our declaration of trust that materially and adversely affect the rights of the holders of Series C Preferred Shares. The holders of Series C Preferred Shares and the holders of preferred shares of all other classes and series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of the Series C Preferred Shares, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, will vote together as a single class on each of these matters. However, holders of Series A Preferred Shares, Series B Preferred Shares or any other parity preferred shares shall not be entitled to vote together as a single class with the holders of Series C Preferred Shares as to any declaration of trust amendment described in (c) above if holders of Series C Preferred Shares are affected unequally by such amendment. As a result, the voting rights of holders of Series C Preferred Shares may be significantly diluted, and the holders of such other classes or series of preferred shares that we may issue may be able to control or significantly influence the outcome of any vote. See the section entitled “Description of the Series C Preferred Shares—Voting Rights” in this prospectus supplement.

The Series C Preferred Shares are a new issue of securities and do not have an established trading market, which may negatively affect the value of the Series C Preferred Shares and your ability to transfer and sell your Series C Preferred Shares.

The Series C Preferred Shares are a new issue of securities and currently no market exists for the Series C Preferred Shares. We intend to apply to list the Series C Preferred Shares on the NYSE. However, we cannot assure you that the Series C Preferred Shares will be approved for listing on the NYSE. Even if so approved, trading of the Series C Preferred Shares on the NYSE is not expected to begin until some time during the period ending 30 days after the date of initial issuance of the Series C Preferred Shares and, in any event, a trading market on the NYSE for the Series C Preferred Shares may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series C Preferred Shares prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series C Preferred Shares that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common shares, our financial condition and operating results, the number of holders of the Series C Preferred Shares, the market for similar securities and the interest of securities dealers in making a market in the Series C Preferred Shares. As a result, the ability to transfer or sell the Series C Preferred Shares and the amount you receive upon any sale or transfer of the Series C Preferred Shares could be adversely affected.

If our common shares are delisted, your ability to transfer or sell your Series C Preferred Shares may be limited and the market value of the Series C Preferred Shares will likely be materially adversely affected.

Other than following a Change of Control, the Series C Preferred Shares do not contain provisions that are intended to protect you if our common shares are delisted from the NYSE. Since the Series C Preferred Shares have no stated maturity date, you may be forced to hold your Series C Preferred Shares and receive stated dividends on the Series C Preferred Shares when, as and if authorized by our board of trustees and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common shares are delisted from the NYSE, it is likely that the Series C Preferred Shares will be delisted from the NYSE as well. Accordingly, if our common shares are delisted from the NYSE, your ability to transfer or sell your Series C Preferred Shares may be limited and the market value of the Series C Preferred Shares will likely be materially adversely affected.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $                million (or approximately $                 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and our estimated expenses. We intend to use the net proceeds from this offering for our general business purposes, including funding our correspondent production and investment activity, which may include investments in MSRs, as well as the repayment of indebtedness and working capital.

Affiliates of certain of the underwriters are lenders under certain of our master repurchase agreements and other credit facilities. To the extent that we use any net proceeds from this offering to reduce our indebtedness, these affiliates may receive a portion of such payments.

DESCRIPTION OF THE SERIES C PREFERRED SHARES

This description of certain terms of the Series C Preferred Shares supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus. The description of certain terms of the Series C Preferred Shares in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of, our declaration of trust, including the articles supplementary establishing the terms of the Series C Preferred Shares, our amended and restated bylaws, or our bylaws, and the Maryland REIT Law, or the MRL. Copies of our declaration of trust and our bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Pursuant to our declaration of trust, we are currently authorized to classify and issue up to 100,000,000 preferred shares of beneficial interest, $0.01 par value per share, in one or more classes or series and, subject to the limitations prescribed by our declaration of trust and the MRL, with such terms of each class or series of preferred shares, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption, and the designation and number of shares constituting any class or series, as our board of trustees may determine, without any vote or action by our shareholders. As of the date of this prospectus supplement, we have classified 5,290,000 preferred shares as the Series A Preferred Shares, 4,600,000 of which, with an aggregate liquidation preference of $115,000,000, are issued and outstanding, and we have classified 8,050,000 preferred shares as the Series B Preferred Shares, 7,800,000 of which, with an aggregate liquidation preference of $195,000,000, are issued and outstanding, all of which rank on parity with the Series C Preferred Shares as to dividend payments and rights upon our liquidation, dissolution or the winding up of our affairs, and we have 86,660,000 authorized and unissued preferred shares (or 87,600,000 authorized and unissued preferred shares, excluding the authorized and unissued Series A Preferred Shares and Series B Preferred Shares).

In connection with this offering, our board of trustees or a committee of our board will, as permitted by our declaration of trust, classify a new series of preferred shares consisting of                preferred shares (including up to                preferred shares which may be issued upon exercise of the underwriters’ over-allotment option), as                % Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, which we refer to herein as the Series C Preferred Shares, and will approve articles supplementary setting forth the terms of the Series C Preferred Shares, which we refer to as the articles supplementary. Our board of trustees may, without the approval of holders of the Series C Preferred Shares or our common shares, classify additional classes or series of authorized preferred shares ranking junior to or on parity with the Series C Preferred Shares or classify additional Series C Preferred Shares and authorize the issuance of such shares.

We intend to apply to list the Series C Preferred Shares on the NYSE under the symbol “PMT PrC.” If listing is approved, we expect trading on the NYSE to commence within 30 days after the initial issuance of the Series C Preferred Shares.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series C Preferred Shares will be Computershare Shareowner Services LLC. The articles supplementary will provide that we will maintain an office or agency where Series C Preferred Shares may be surrendered for payment (including upon redemption), conversion, registration of transfer or exchange.

Maturity

The Series C Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series C Preferred Shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under

“—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series C Preferred Shares.

Ranking

The Series C Preferred Shares will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with the Series A Preferred Shares, the Series B Preferred Shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series C Preferred Shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” in the foregoing does not include convertible or exchangeable debt securities, including our 2024 Exchangeable Notes and 2026 Exchangeable Notes. At June 30, 2021, we and our consolidated subsidiaries had outstanding approximately $11.9 billion of indebtedness and other liabilities ranking senior to the Series C Preferred Shares.

Dividends

Holders of Series C Preferred Shares will be entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at a rate of                % per annum of the $25.00 per share liquidation preference (equivalent to $                per annum per share). Dividends on the Series C Preferred Shares will accumulate daily and be cumulative from, and including, the date of original issuance or, if later, the latest dividend payment date (as defined below) to which dividends have been paid in full (or declared and the record date for determining shareholders entitled to payment thereof has passed) and will be payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series C Preferred Shares is scheduled to be paid on December 15, 2021 in the amount of $                per share and will represent accrual for less than a full quarter, covering the period from, and including, the date of original issuance to, but not including, December 15, 2021. That dividend will be paid to the persons who are the holders of record of the Series C Preferred Shares at the close of business on the corresponding dividend record date, which will be December 1, 2021.

Any dividend payable on the Series C Preferred Shares, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear on our share records at the close of business on the applicable record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs (each, a “dividend record date”). The dividends payable on any dividend payment date shall include dividends accumulated to, but not including, such dividend payment date.

No dividends on the Series C Preferred Shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law. You should review the information appearing above under “Risk Factors—Risks Related to this Offering—We may not be able to pay dividends or other distributions on the Series C Preferred Shares” for more information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series C Preferred Shares.

Notwithstanding the foregoing, dividends on the Series C Preferred Shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears, and holders of the Series C Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Preferred Shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series C Preferred Shares.

Future dividends on our common shares and preferred shares, including the Series C Preferred Shares offered pursuant to this prospectus supplement, will be authorized at the discretion of our board of trustees and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, applicable law, any debt service requirements and any other factors our board of trustees deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series C Preferred Shares or what the actual dividends will be for any dividend period.

Except as described in the next-following paragraph or unless full cumulative dividends on all Series C Preferred Shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series C Preferred Shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series A Preferred Shares, Series B Preferred Shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C Preferred Shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase or redemption that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series A Preferred Shares, Series B Preferred Shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C Preferred Shares as to dividends or upon liquidation and (iii) no common shares, Series A Preferred Shares, Series B Preferred Shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series C Preferred Shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series C Preferred Shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares, Series A Preferred Shares, Series B Preferred Shares and holders of all other outstanding preferred shares of any class or series that we may issue ranking on parity with the Series C Preferred Shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series C Preferred Shares, except as described in the above paragraph, all dividends declared upon the Series C Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and such other classes or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series C Preferred Share, per Series A Preferred Share, per Series B Preferred Share and per share on such other classes or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series C Preferred Share, per Series A Preferred Share, per Series B Preferred Share and per share on such other classes or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series C Preferred Shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series C Preferred Shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series C Preferred Shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series C Preferred Shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series C Preferred Shares in the distribution of assets, including the Series A Preferred Shares and the Series B Preferred Shares, then the holders of the Series C Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series C Preferred Shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series C Preferred Shares are not redeemable by us prior to                , 2026, except as described below under “—Special Optional Redemption” and except that, as provided in Article VII of our declaration of trust, we may purchase or redeem Series C Preferred Shares prior to that date in connection with maintaining our qualification as a REIT for U.S. federal income tax purposes. See the section entitled “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Optional Redemption. On and after                , 2026, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series C Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C Preferred Shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series C Preferred Shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series C Preferred Shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series C Preferred Shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series C Preferred Shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;

•	the number of Series C Preferred Shares to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series C Preferred Shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series C Preferred Shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series C Preferred Shares being so called for redemption will not be able to tender such Series C Preferred Shares for conversion in connection with the Change of Control and that each Series C Preferred Share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series C Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series C Preferred Shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Shares, except as to the holder to whom notice was defective or not given.

Holders of Series C Preferred Shares to be redeemed must surrender such Series C Preferred Shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series C Preferred Shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series C Preferred Shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series C Preferred Shares, those Series C Preferred Shares will no longer be deemed outstanding and all rights of the holders of those Series C Preferred Shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series C Preferred Shares are to be redeemed, the Series C Preferred Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series C Preferred Shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption. See “—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Immediately prior to any redemption of Series C Preferred Shares, the Company shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case, each holder of Series C Preferred Shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series C Preferred Shares on the corresponding dividend payment date notwithstanding the redemption of such Series C Preferred Shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares to be redeemed.

Unless full cumulative dividends on all Series C Preferred Shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series C Preferred Shares may be redeemed unless all outstanding Series C Preferred Shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series C Preferred Shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series C Preferred Shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series C Preferred Shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Shares.

Subject to applicable law, we may purchase Series C Preferred Shares in the open market, by tender or by private agreement. Any Series C Preferred Shares that we acquire will be reclassified as authorized but unissued preferred shares, without further designation as to class or series, and may thereafter be classified, reclassified or issued as any class or series of preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series C Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series C Preferred Shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series C Preferred Shares that are not called for redemption) to convert some or all of the Series C Preferred Shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series C Preferred Share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series C Preferred Share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series C Preferred Shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series C Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series C Preferred Shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series C Preferred Shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series C Preferred Shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Shares will receive upon conversion of such Series C Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series C Preferred Shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series C Preferred Shares pursuant to the redemption provisions described above, we will provide to holders of Series C Preferred Shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series C Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series C Preferred Shares, holders will not be able to convert the Series C Preferred Shares called for redemption and such Series C Preferred Shares will be redeemed on the related redemption date, even if such Series C Preferred Shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C Preferred Share;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Shares;

•

the procedures that the holders of Series C Preferred Shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series C Preferred Shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series C Preferred Shares may withdraw Series C Preferred Shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Preferred Shares.

To exercise the Change of Control Conversion Right, the holders of Series C Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series C Preferred Shares to be converted, duly endorsed for transfer (or, in the case of any Series C Preferred Shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series C Preferred Shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series C Preferred Shares to be converted; and

•	that the Series C Preferred Shares are to be converted pursuant to the applicable provisions of the Series C Preferred Shares.

The “Change of Control Conversion Date” is the date the Series C Preferred Shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Preferred Shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series C Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series C Preferred Shares;

•	if certificated Series C Preferred Shares have been surrendered for conversion, the certificate numbers of the withdrawn Series C Preferred Shares; and

•	the number of Series C Preferred Shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series C Preferred Shares are held through DTC or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series C Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series C Preferred Shares, as described above under “—Redemption,” in which case only the Series C Preferred Shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series C Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C Preferred Shares will not be so converted and the holders of such Series C Preferred Shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series C Preferred Shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series C Preferred Shares, no holder of Series C Preferred Shares will be entitled to convert such Series C Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder. See the sections entitled “—Restrictions on Ownership and Transfer” below and “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—Risks Related to this Offering—You may not be able to exercise conversion rights upon a Change of Control.” If exercisable, the Change of Control Conversion Right described in this prospectus supplement may not adequately compensate you. The Change of Control Conversion Right may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series C Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series C Preferred Shares will not have any voting rights, except as set forth below.

Whenever dividends on any Series C Preferred Shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of the Series A Preferred Shares or the Series B Preferred Shares, or preferred shares of any other class or series we may issue upon which like voting rights have been conferred and are exercisable and with which the Series C Preferred Shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of outstanding Series C Preferred Shares and the holders of preferred shares of all other classes and series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C Preferred Shares in the election of those two trustees, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series C Preferred Shares, and the holders of preferred shares of any other class or series which are entitled to vote together as a single class with the Series C Preferred Shares in the election of those two trustees, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series C Preferred Shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series C Preferred Shares to elect any trustees will cease and, unless there are outstanding preferred shares of any other class or series that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series C Preferred Shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series C Preferred Shares and preferred shares of all other classes and series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series C Preferred Shares in the election of such trustees pursuant to these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series C Preferred Shares and preferred shares of any other class or series entitled to vote together as a single class with the Series C Preferred Shares in the election of the two trustees as described above, then the holders of record of at least 25% of the outstanding Series C Preferred Shares and the holders of preferred shares of any other class or series which are entitled to vote together as a single class with the Series C Preferred Shares in the election of those two trustees, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, may designate a holder to call the meeting at our expense. In no event will the holders of Series C Preferred Shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series C Preferred Shares are entitled to vote, each Series C Preferred Share will entitle the holder thereof to cast one vote, except that when the holders of preferred shares of any other class or series that we may issue have the right to vote together with the holders of Series C Preferred Shares as a single class on any matter, the holders of the Series C Preferred Shares and the preferred shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series C Preferred Shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series C Preferred Shares and preferred shares of any other classes or series that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series C Preferred Shares and preferred shares of any other classes or series that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C Preferred Shares in the election of such trustees, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares.

So long as any Series C Preferred Shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series C Preferred Shares and preferred shares all other classes and series ranking on a parity with the Series C Preferred Shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series C Preferred Shares on such matters, including, if applicable, the Series A Preferred Shares and the Series B Preferred Shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series C Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series C Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series C Preferred Shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series C Preferred Shares or preferred shares of any other class or series, or the creation or issuance of any additional Series C Preferred Shares or preferred shares of any other class or series, or any increase in the amount of authorized shares of such other class or series, in each case ranking on a parity with or junior to the Series C Preferred Shares with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series A Preferred Shares, Series B Preferred Shares, or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series C Preferred Shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series C Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and such other parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series C Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series C Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series C Preferred Shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series C Preferred Shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series C Preferred Shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series C Preferred Shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series C Preferred Shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series C Preferred Shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

Subject to certain exceptions, our declaration of trust restricts ownership of more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the “common share ownership limit,” or 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest, which we refer to as the “aggregate share ownership limit,” in order to protect our status as a REIT for U.S. federal income tax purposes. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “share ownership limits.” The articles supplementary will provide that the aggregate share ownership limit applies to ownership of Series C Preferred Shares. No holder of Series C Preferred Shares will be entitled to convert any Series C Preferred Shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust. Our board of trustees may, in its sole discretion, exempt a person from the share ownership limits, as described under “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Preemptive Rights

No holders of the Series C Preferred Shares will, as holders of Series C Preferred Shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Book-Entry Procedures

DTC will act as securities depositary for the Series C Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series C Preferred Shares. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series C Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series C Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in the Series C Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series C Preferred Shares.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement of transactions amongst Direct Participants through electronic computerized book-entry changes in Direct Participants’ accounts, eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series C Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series C Preferred Shares on DTC’s records. You, as the actual owner of the Series C Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series C Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series C Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our declaration of trust (including the articles supplementary), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series C Preferred Shares will be sent to Cede & Co. If less than all of the outstanding Series C Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Series C Preferred Shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series C Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series C Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series C Preferred Shares will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series C Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series C Preferred Shares. In that event, we will print and deliver certificates in fully registered form for the Series C Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series C Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series C Preferred Shares will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

SUPPLEMENT TO U.S. FEDERAL INCOME TAX CONSIDERATIONS

For purposes of this offering of Series C Preferred Shares, the following summary of material U.S. federal income tax considerations supplements and updates the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is for general information only and is not tax advice. Except to the extent otherwise provided below, our qualification and taxation as a REIT and the material U.S. federal income tax consequences of an investment in the Series C Preferred Shares or any of our common shares received upon conversion of such Series C Preferred Shares is discussed under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus. This discussion is based upon current law, and does not give a detailed description of either any state, local or non-U.S. tax considerations or of any current tax proposals to modify key aspects of the U.S. federal or state income tax laws. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to a prospective holder of Series C Preferred Shares in light of its particular investment or tax circumstances (including considerations that may apply to a holder that acquires Series C Preferred Shares at different times or for different prices) or to holders subject to special tax rules, such as:

•	depository institutions;

•	insurance companies;

•	broker dealers;

•	regulated investment companies;

•	holders who receive our shares of beneficial interest through the exercise of employee share options or otherwise as compensation;

•	persons holding our shares of beneficial interest as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax;

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Code);

•	partnerships and trusts;

•	persons who hold our shares of beneficial interest on behalf of another person as nominee;

•	a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the Code);

•	a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the Code) or any entity wholly owned by one or more qualified foreign pension funds;

•	tax-exempt organizations; and

•	persons (other than non-U.S. holders, as defined below) whose functional currency is not the U.S. dollar.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds Series C Preferred Shares or any common shares received upon conversion of such Series C Preferred Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of beneficial interest.

The U.S. federal income tax treatment of holders of the Series C Preferred Shares or any common shares received upon conversion of such Series C Preferred Shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The tax consequences to any particular holder of Series C Preferred Shares or any common shares received upon conversion of such Series C Preferred Shares will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of the Series C Preferred Shares or any common shares received upon conversion of such Series C Preferred Shares.

Taxation of Taxable Domestic Holders

In the case of taxable domestic holders, distributions with respect to Series C Preferred Shares and gains and losses from dispositions of Series C Preferred Shares are subject to the same U.S. federal income tax rules described under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus with respect to distributions with respect to our common shares and gains and losses from dispositions of our common shares, except that in determining the extent to which a distribution will be treated as made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to the Series C Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and any other preferred share classes, and then to our common shares. Accordingly, provided that we qualify as a REIT, dividends distributed with respect to the Series C Preferred Shares generally will not be eligible for taxation at the preferential rates for qualified dividend income in the case of non-corporate holders and will not be eligible for a dividends received deduction in the case of corporate holders, but domestic holders may be entitled to deduct from their taxable income one-fifth of certain dividends payable to them for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax) for taxable years beginning after December 31, 2017 and before January 1, 2026, as described in the accompanying prospectus.

Redemptions

A redemption of the Series C Preferred Shares will generally be treated as a taxable sale or other disposition, in accordance with the treatment of dispositions of our common shares described in “U.S. Federal Income Tax Considerations—Taxation of Holders of Common Shares —Taxation of Taxable Domestic Holders of Common Shares —Dispositions of Our Common Shares” in the accompanying prospectus.

It is possible, however, that a redemption of the Series C Preferred Shares will be treated as a distribution with respect to shares as described in “U.S. Federal Income Tax Considerations—Taxation of Holders of Common Shares—Taxation of Taxable Domestic Holders of Common Shares—Distributions” in the accompanying prospectus unless the redemption satisfies one or more of the tests that enable the redemption to be treated as a sale or exchange of the redeemed Series C Preferred Shares. A redemption generally will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s shareholding in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302 of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302 of the Code is satisfied with respect to any particular holder of the Series C Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of the Series C Preferred Shares were treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the holders. The holder’s adjusted tax basis in such redeemed Series C Preferred Shares would, in that case, be transferred to the holder’s remaining shareholdings in us. If, however, the holder has no remaining shareholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

Conversion of the Series C Preferred Shares

Except as provided below, (i) a holder generally will not recognize gain or loss upon the conversion of the Series C Preferred Shares into our common shares, and (ii) a holder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted Series C Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series C Preferred Shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the holder has held the Series C Preferred Shares for more than one year at the time of conversion. Domestic holders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of Series C Preferred Shares for cash or other property. In addition, if a holder receives the Alternative Form Consideration (in lieu of our common shares) in connection with the conversion of the holder’s Series C Preferred Shares, the tax treatment of the receipt of any such other consideration will depend on a number of factors, including the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Domestic holders converting their Series C Preferred Shares should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon such conversion.

Taxation of Foreign Holders

In the case of non-U.S. holders, as defined in the accompanying prospectus, distributions with respect to Series C Preferred Shares and gains and losses from dispositions of Series C Preferred Shares are subject to the same U.S. federal income tax rules described under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus with respect to distributions with respect to our common shares and gains and losses from dispositions of our common shares, except that in determining the extent to which a distribution will be treated as made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to Series C Preferred Shares, the Series A Preferred Shares, the Series B Preferred Shares and any other preferred share classes, and then to our common shares.

A redemption of the Series C Preferred Shares will generally be treated as a sale or other disposition, in accordance with the discussion in “U.S. Federal Income Tax Considerations—Taxation of Foreign Holders of Common Shares—Dispositions of Our Common Shares” in the accompanying prospectus.

It is possible, however, that a redemption of the Series C Preferred Shares may be treated as a distribution with respect to shares as described in “U.S. Federal Income Tax Considerations—Taxation of Foreign Holder of Common Shares—Ordinary Dividends,” “U.S. Federal Income Tax Considerations—Taxation of Foreign Holder of Common Shares —Non-Dividend Distributions,” and “U.S. Federal Income Tax Considerations—Taxation of Foreign Holder of Common Shares—Capital Gain Dividends” in the accompanying prospectus, unless the redemption satisfies one or more of the tests that enable the redemption to be treated as a sale or exchange of the redeemed Series C Preferred Shares. A redemption generally will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the non-U.S. holder; (ii) results in a “complete termination” of the non-U.S. holder’s shareholding in us; or (iii) is “not essentially equivalent to a dividend” with respect to the non-U.S. holder, all within the meaning of Section 302 of the Code. In determining whether any of these tests have been met, shares considered to be owned by the non-U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302 of the Code is satisfied with respect to any particular non-U.S. holder of the Series C Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of the Series C Preferred Shares were treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the non-U.S. holder. The non-U.S. holder’s adjusted tax basis in such redeemed Series C Preferred Shares would, in that case, be transferred to the non-U.S. holder’s remaining shareholdings in us. If, however, the non-U.S. holder has no remaining shareholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

UNDERWRITING

Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as the underwriters of this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Series C Preferred Shares set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Goldman Sachs & Co. LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC

Total

The underwriting agreement provides that the obligations of the underwriters to purchase the Series C Preferred Shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Series C Preferred Shares (other than those covered by the over-allotment option described below) if they purchase any of the Series C Preferred Shares.

The underwriters initially propose to offer the Series C Preferred Shares directly to the public at the price to the public set forth on the cover page of this prospectus supplement and to certain dealers at a price that represents a concession not in excess of $                per share below the price to the public. Any underwriters may allow, and such dealers may re-allow, a concession not in excess of $                per share to other underwriters or to certain dealers. If the Series C Preferred Shares are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms. The offering of the Series C Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more Series C Preferred Shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to                 additional Series C Preferred Shares at the price to the public less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional Series C Preferred Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Series C Preferred Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Series C Preferred Shares that are the subject of this offering.

We have agreed that, except for the Series C Preferred Shares purchased by the underwriters pursuant to this offering, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the underwriters:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of or transfer any Series C Preferred Shares or any other class or series of preferred shares or any securities convertible into or exchangeable or exercisable for Series C Preferred Shares or any other class or series of preferred shares (for the avoidance of doubt, excluding common shares);

•	file any registration statement under the Securities Act of 1933, as amended, or the Securities Act, with respect to any of the foregoing; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Series C Preferred Shares or any other class or series of preferred shares, whether any such swap or transaction is to be settled by delivery of Series C Preferred Shares or other securities, in cash or otherwise.

The underwriters in their sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

We intend to apply to list the Series C Preferred Shares on the NYSE under the symbol “PMT PrC.” However, there is no guarantee that we will be able to list the Series C Preferred Shares. If listing is approved, we expect trading on the NYSE to commence within 30 days after the initial issuance of the Series C Preferred Shares.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Per Share	Without Exercise of Option	With Full Exercise of Option
Price to the public(1)	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us (before expenses)	$	$	$

(1)	Plus accrued dividends, if any, from August , 2021 if settlement occurs after that date.

We estimate that our total expenses incurred in connection with this offering, excluding the underwriting discounts and commissions, will be approximately $350,000.

In connection with this offering, the underwriters may purchase and sell Series C Preferred Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Series C Preferred Shares than they are required to purchase in this offering.

•	“Covered” short sales are sales of Series C Preferred Shares in an amount up to the number of Series C Preferred Shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of Series C Preferred Shares in an amount in excess of the number of Series C Preferred Shares represented by the underwriters’ over-allotment option.

•

Covering transactions involve purchases of Series C Preferred Shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase Series C Preferred Shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series C Preferred Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

•	To close a covered short position, the underwriters must purchase Series C Preferred Shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of Series C Preferred Shares to close the covered short position, the underwriters will consider, among other things, the price of Series C Preferred Shares available for purchase in the open market as compared to the price at which they may purchase Series C Preferred Shares through the over-allotment option.

•	Stabilizing transactions involve bids to purchase Series C Preferred Shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series C Preferred Shares. They may also cause the price of the Series C Preferred Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders under certain of our master repurchase agreements and other credit facilities. To the extent that we use any net proceeds from this offering to reduce our indebtedness, these affiliates may receive a portion of such payments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Extended Settlement

We expect that delivery of the Series C Preferred Shares will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series C Preferred Shares prior to their delivery will be required, by virtue of the fact that the Series C Preferred Shares initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Preferred Shares who wish to trade Series C Preferred Shares prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. Certain legal matters will be passed upon for the underwriters by Sullivan & Cromwell LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from PennyMac Mortgage Investment Trust’s Annual Report on Form 10-K, and the effectiveness of PennyMac Mortgage Investment Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these documents at the NYSE’s office at 11 Wall Street, New York, New York 10005. In addition, copies of our SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed on April 14, 2021;

•	our Current Reports on Form 8-K filed on January 25, 2021, February 24, 2021, March 1, 2021, March 3, 2021, March 5, 2021, March 31, 2021, May 25, 2021, June 1, 2021 and June 15, 2021; and

•	the description of our common shares included in our registration statement on Form 8-A filed on July 23, 2009.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attention: Investor Relations, Telephone: (818) 224-7028.

PROSPECTUS

PennyMac Mortgage Investment Trust

Common Shares

Preferred Shares

Warrants to Purchase Common Shares or Preferred Shares

We may offer, issue and sell from time to time, together or separately, the securities described in this prospectus. We will provide the specific terms of any securities we may offer in supplements to this prospectus.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We or any selling shareholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We or any selling shareholder reserves the sole right to accept, and together with any underwriters, dealers and agents, reserves the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Our common shares of beneficial interest, $0.01 par value per share, or our common shares, our 8.125% Series A fixed-to-floating rate cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, or our Series A preferred shares, and our 8.00% Series B fixed-to-floating rate cumulative redeemable preferred shares of beneficial interest, $0.01 par value per share, or our Series B preferred shares, are listed on the New York Stock Exchange, or the NYSE, under the trading symbols “PMT,” “PMT PrA” and “PMT PrB,” respectively.

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

We impose certain restrictions on the ownership and transfer of our common shares and our shares of beneficial interest. You should read the information under the section entitled “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2021.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we or any selling shareholder may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

This prospectus only provides you with a general description of the securities we or any selling shareholder may offer, which is not meant to be a complete description of each security. Each time we or any selling shareholder sells securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean PennyMac Mortgage Investment Trust and its consolidated subsidiaries, including PennyMac Operating Partnership, L.P., or our operating partnership.

PENNYMAC MORTGAGE INVESTMENT TRUST

We are a specialty finance company that invests primarily in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation.

Our investment focus is on residential mortgage-related assets that we create through our correspondent production activities, including mortgage servicing rights, or MSRs, and credit risk transfer, or CRT, arrangements, which include CRT agreements and CRT strips that absorb credit losses on certain of the loans we sell. We are no longer creating new CRT investments as the Federal Housing Finance Agency instructed the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to gradually wind down new front-end lender risk share transactions such as CRT investments. We also invest in mortgage-backed securities, or MBS. We have also historically invested in distressed mortgage assets (loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PNMAC Capital Management, LLC, or PCM, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our loan portfolio and MSRs are serviced by PennyMac Loan Services, LLC, or PLS.

We conduct substantially all of our operations, and make substantially all of our investments, through our operating partnership and its subsidiaries. We are the sole limited partner and one of our subsidiaries is the sole general partner of our operating partnership.

We believe that we qualify, and we have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, or the Internal Revenue Code, beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from our expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date on which it is made, and should consider the following uncertainties and risks, as well as the risks and uncertainties discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We expressly state that we have no current intention to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause our actual results and performance to differ materially from historical results or those anticipated include, but are not limited to:

•	our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as the COVID-19 pandemic;

•	the impact to our CRT arrangements and agreements of increased borrower requests for forbearance under the Coronavirus Aid, Relief and Economic Security Act;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets specifically, whether the result of market events or otherwise;

•

events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected;

•	declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market;

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire loans, and our success in doing so;

•	the concentration of credit risks to which we are exposed;

•	the degree and nature of our competition;

•	our dependence on our manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our substantial amount of debt;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	unanticipated increases or volatility in financing and other costs, including a rise in interest rates;

•	the performance, financial condition and liquidity of borrowers;

•	the ability of our servicer, which also provides us with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

•	our indemnification and repurchase obligations in connection with loans we purchase and later sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest;

•	increased rates of delinquency, default and/or decreased recovery rates on our investments;

•	the performance of loans underlying MBS in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	increased prepayments of the mortgages and other loans underlying our MBS or relating to our MSRs and other investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of operations;

•	our ability to maintain appropriate internal control over financial reporting;

•	technology failures, cybersecurity risks and incidents, and our ability to mitigate cybersecurity risks and cyber intrusions;

•	our ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct our business;

•	our ability to detect misconduct and fraud;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	developments in the secondary markets for our mortgage loan products;

•	legislative and regulatory changes that impact the loan industry or housing market;

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changes in regulations that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies or such changes that increase the cost of doing business with such entities;

•	the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of homeownership;

•	changes in government or government-sponsored home affordability programs;

•

limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries, or TRSs, for U.S. federal income tax purposes, as applicable, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

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changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of REITs, or the exclusions from registration as an investment company);

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, are not necessarily all of the important factors that could cause our actual results and performance to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could adversely affect our actual results and performance. Consequently, there can be no assurance that the results or performance anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

We will not receive any proceeds from any sales of securities by any selling shareholder.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland REIT Law, or the MRL, and to our declaration of trust and our second amended and restated bylaws, or our bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part.

General

Our declaration of trust provides that we may issue up to 500,000,000 common shares of beneficial interest, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share. As of June 9, 2021, the following shares of beneficial interest were issued and outstanding: (i) 97,911,249 common shares; (ii) 4,600,000 8.125% Series A fixed-to-floating rate cumulative redeemable preferred shares of beneficial interest; and (iii) 7,800,000 8.00% Series B fixed-to-floating rate cumulative redeemable preferred shares of beneficial interest. Our declaration of trust authorizes a majority of our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval.

Under Maryland law, shareholders are not personally liable for the obligations of a real estate investment trust solely as a result of their status as shareholders.

Common Shares

The common shares we or any selling shareholder may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of holders of any other class or series of shares of beneficial interest (including our Series A preferred shares and our Series B preferred shares) and to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, holders of our common shares are entitled to receive distributions on such common shares out of assets legally available therefor if, as and when authorized by our board of trustees and declared by us and are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in the terms of any class or series of shares (including our Series A preferred shares and our Series B preferred shares), each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest (including our Series A preferred shares and our Series B preferred shares), the holders of our common shares possess the exclusive voting power. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees can elect all of the trustees then standing for election, and the remaining shareholders will not be able to elect any trustees.

Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and the terms of any other class or series of common shares, all of our common shares have equal dividend, liquidation and other rights.

Preferred Shares

Our board of trustees may authorize the issuance of preferred shares in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the class or series of preferred shares, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	restrictions on ownership and transfer;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred shares we or any selling shareholder may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

The issuance of preferred shares could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. In addition, our Series A preferred shares and our Series B preferred shares and any other preferred shares that we issue could rank senior to our common shares with respect to the payment of distributions, and we may not pay any distributions on our common shares until full distributions have been paid with respect to such preferred shares.

The rights, preferences, privileges and restrictions of each class or series of preferred shares will be fixed by articles supplementary relating to the class or series. In the event we offer preferred shares under this prospectus, we will describe the specific terms of the particular class or series of preferred shares in the prospectus supplement relating to that class or series, which terms will include:

•	the number, designation and par value of the preferred shares;

•	the voting rights, if any, of the preferred shares;

•	the number of preferred shares offered, the liquidation preference per preferred share and the offering price of the preferred shares;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred shares;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will accumulate;

•	the procedures for any auction and remarketing for the preferred shares, if applicable;

•	the provision for a sinking fund, if any, for the preferred shares;

•	the provision for, and any restriction on, repurchase or redemption, if applicable, of the preferred shares;

•	the terms and provisions, if any, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the preferred shares may be modified, if applicable;

•	the relative ranking and preferences of the preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other class or series of preferred shares, including any class or series of preferred shares ranking senior to or on parity with the class or series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the preferred shares on any securities exchange;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

•	any additional rights, preferences, privileges or restrictions of the preferred shares.

Series A Preferred Shares

Maturity

The Series A preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series A preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series A preferred shares.

Ranking

The Series A preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)

on a parity with the Series B preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series A preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issuance to, but not including, March 15, 2024 (the “fixed rate period”), at a fixed rate equal to 8.125% per annum based on the $25.00 per share liquidation preference, or $2.03125 per share; and (ii) from, and including, March 15, 2024 and thereafter (the “floating rate period”), at a floating rate equal to three-month LIBOR (as defined below) as calculated on each applicable dividend determination date (as defined below) plus a spread of 5.831% per annum based on the $25.00 per share liquidation preference.

Dividends on the Series A preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the most recent dividend payment date (as defined below) to which dividends have been paid in full and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series A preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series A preferred shares during the fixed rate period, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A preferred shares during the floating rate period, including dividends payable for any partial dividend period, will be computed based on the actual number of days and a 360-day year. Dividends are payable to holders of record as they appear in our share transfer records for the Series A preferred shares at the close of business on the applicable dividend record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs (each, a “dividend record date”).

For each dividend period during the floating rate period, LIBOR (the London interbank offered rate) (“three-month LIBOR”) will be determined by us, as of the applicable dividend determination date, in accordance with the following provisions:

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LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant dividend determination date; or

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if no such rate appears on “Reuters page LIBOR01” or if the “Reuters page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant dividend determination date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable dividend period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the dividend determination date for the applicable dividend period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that dividend determination date for such dividend period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such dividend period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York, New York banks selected by us quote rates in the manner described above, the three-month LIBOR for the applicable dividend period will be the same as for the immediately preceding dividend period, or, if there was no such dividend period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding dividend period.

“Dividend determination date” means the London business day (as defined below) immediately preceding the first date of the applicable dividend period.

“Dividend period” means the period from, and including, a dividend payment date to, but not including, the next succeeding dividend payment date.

“London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on the Series A preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series A preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A preferred shares which may be in arrears, and holders of the Series A preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series A preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series A preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series A preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation and (iii) no common shares, Series B preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series A preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series A preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares, Series B preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series A preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A preferred shares, the Series B preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series A preferred shares, except as described in the above paragraph, all dividends declared upon the Series A preferred shares, the Series B preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series A preferred share, Series B preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series A preferred share, Series B preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series A preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series A preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series A preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series A preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series A preferred shares in the distribution of assets, including the Series B preferred shares, then the holders of the Series A preferred shares, the Series B preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series A preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series A preferred shares are not redeemable by us prior to March 15, 2024, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series A preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after March 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series A preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series A preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series A preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A preferred shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series A preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series A preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;

•	the number of Series A preferred shares to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series A preferred shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series A preferred shares being so called for redemption will not be able to tender such Series A preferred shares for conversion in connection with the Change of Control and that each Series A preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series A preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series A preferred shares to be redeemed must surrender such Series A preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series A preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series A preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series A preferred shares, those Series A preferred shares will no longer be deemed outstanding and all rights of the holders of those Series A preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A preferred shares are to be redeemed, the Series A preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series A preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series A preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series A preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series A preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A preferred shares to be redeemed.

Unless full cumulative dividends on all Series A preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series A preferred shares may be redeemed unless all outstanding Series A preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series A preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series A preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series A preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A preferred shares.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series A preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series A preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series A preferred shares that are not called for redemption) to convert some or all of the Series A preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series A preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series A preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared) thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series A preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.95858, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series A preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series A preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series A preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series A preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A preferred shares will receive upon conversion of such Series A preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series A preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series A preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series A preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A preferred shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series A preferred shares, holders will not be able to convert the Series A preferred shares called for redemption and such Series A preferred shares will be redeemed on the related redemption date, even if such Series A preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A preferred share;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series A preferred shares;

•

the procedures that the holders of Series A preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series A preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series A preferred shares may withdraw Series A preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series A preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series A preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series A preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series A preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A preferred shares to be converted; and

•	that the Series A preferred shares are to be converted pursuant to the applicable provisions of the Series A preferred shares.

The “Change of Control Conversion Date” is the date the Series A preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series A preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series A preferred shares;

•	if certificated Series A preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series A preferred shares; and

•	the number of Series A preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series A preferred shares are held through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series A preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series A preferred shares, as described above under “—Redemption,” in which case only the Series A preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series A preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A preferred shares will not be so converted and the holders of such Series A preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series A preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series A preferred shares, no holder of Series A preferred shares will be entitled to convert such Series A preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series A preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series A preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series A preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series B preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of Series A preferred shares and the holders of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of those two trustees, including, if applicable, the Series B preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series A preferred shares or by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of those two trustees, including, if applicable, the Series B preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series A preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series A preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series A preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series A preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series A preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series B preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series A preferred shares as described above, then the holders of record of at least 25% of the outstanding Series A preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series A preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series A preferred shares are entitled to vote, each Series A preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series A preferred shares as a single class on any matter, the holders of Series A preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series A preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series A preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series B preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series A preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares in the election of such trustees, including, if applicable, the Series B preferred shares.

So long as any Series A preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series A preferred shares and shares of all other classes and series of preferred shares ranking on a parity with the Series A preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series A preferred shares on such matters, including, if applicable, the Series B preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series A preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A preferred shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series A preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series A preferred shares, or the creation or issuance of any additional Series A preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series A preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series B preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series A preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series A preferred shares, the Series B preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series A preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series A preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series A preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series A preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A preferred shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series A preferred shares will, as holders of Series A preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Series B Preferred Shares

Capitalized terms not defined in this section shall have the meaning ascribed to them above under “Series A Preferred Shares.”

Maturity

The Series B preferred shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series B preferred shares will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set apart for payment the funds to redeem the Series B preferred shares.

Ranking

The Series B preferred shares rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1)	senior to all classes or series of our common shares and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2)

on a parity with the Series A preferred shares and all other equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

(3)

junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B preferred shares with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

(4)

effectively junior to all of our existing and future indebtedness (including indebtedness convertible into our common shares or preferred shares) and other liabilities and to the indebtedness and other liabilities and preferred equity of our existing and future subsidiaries.

The term “equity securities” does not include convertible or exchangeable debt securities.

Dividends

Holders of Series B preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issuance to, but not including, June 15, 2024 (the “fixed rate period”), at a fixed rate equal to 8.00% per annum based on the $25.00 per share liquidation preference, or $2.00 per share; and (ii) from, and including, June 15, 2024 and thereafter (the “floating rate period”), at a floating rate equal to three-month LIBOR (as defined below) as calculated on each applicable dividend determination date (as defined below) plus a spread of 5.99% per annum based on the $25.00 per share liquidation preference.

Dividends on the Series B preferred shares accumulate daily and are cumulative from, and including, the date of original issuance or, if later, the latest dividend payment date (as defined below) to which dividends have been paid in full (or declared and the record date for determining shareholders entitled to payment thereof has passed) and are payable quarterly in arrears on the 15th day of each March, June, September and December (each, a “dividend payment date”). If any dividend payment date is not a business day, as defined in the articles supplementary setting forth the terms of the Series B preferred shares, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day.

Dividends payable on the Series B preferred shares during the fixed rate period, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series B preferred shares during the floating rate period, including dividends payable for any partial dividend period, will be computed based on the actual number of days and a 360-day year. Dividends are payable to holders of record as they appear in our share transfer records for the Series B preferred shares at the close of business on the applicable dividend record date, which shall be the 1st day of the calendar month, whether or not a business day, in which the applicable dividend payment date occurs (each, a “dividend record date”).

For each dividend period during the floating rate period, LIBOR (the London interbank offered rate) (“three-month LIBOR”) will be determined by us, as of the applicable dividend determination date, in accordance with the following provisions:

•

LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant dividend determination date; or

•

if no such rate appears on “Reuters page LIBOR01” or if the “Reuters page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant dividend determination date, then we will select four nationally-recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable dividend period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the dividend determination date for the applicable dividend period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR for such dividend period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that dividend determination date for such dividend period by three nationally-recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally-recognized European banks (as selected by us), for a period of three months commencing on the first day of such dividend period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If fewer than three New York, New York banks selected by us quote rates in the manner described above, the three-month LIBOR for the applicable dividend period will be the same as for the immediately preceding dividend period, or, if there was no such dividend period, the dividend shall be calculated at the dividend rate in effect for the immediately preceding dividend period.

“Dividend determination date” means the London business day (as defined below) immediately preceding the first date of the applicable dividend period.

“Dividend period” means the period from, and including, a dividend payment date to, but not including, the next succeeding dividend payment date.

“London business day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Reuters page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

No dividends on the Series B preferred shares may be authorized by our board of trustees or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment is restricted or prohibited by law.

Notwithstanding the foregoing, dividends on the Series B preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B preferred shares which may be in arrears, and holders of the Series B preferred shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to those Series B preferred shares.

Except as described in the next paragraph, unless full cumulative dividends on all Series B preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than dividends paid in common shares or in any class or series of preferred shares that we may issue ranking junior to the Series B preferred shares as to dividends and upon liquidation) may be paid or declared and set apart for payment upon our common shares, Series A preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation, (ii) no other distribution (other than a repurchase that is considered a distribution as to which clause (iii) would apply) may be paid or declared and set apart for payment upon common shares, Series A preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation and (iii) no common shares, Series A preferred shares or any other class or series of preferred shares that we may issue ranking junior to or on a parity with the Series B preferred shares as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us, except, in the case of clause (iii), by conversion into or exchange for common shares or any other class or series of shares of beneficial interest that we may issue ranking junior to the Series B preferred shares as to dividends and upon liquidation, and except that none of the foregoing nor the restriction described in the following paragraph will prevent the purchase or acquisition by us of shares of any class or series of shares of beneficial interest pursuant to (A) the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or (B) a purchase or exchange offer made on the same terms to holders of all outstanding Series B preferred shares and Series A preferred shares and holders of all other outstanding shares of any class or series of preferred shares that we may issue ranking on parity with the Series B preferred shares as to dividends or upon liquidation, or a redemption, purchase or other acquisition of common shares made for purposes of and in compliance with the requirements of an employee incentive or benefit plan of ours or any of our subsidiaries.

When dividends are not so paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series B preferred shares, the Series A preferred shares and any other class or series of preferred shares that we may issue ranking on a parity as to dividends with the Series B preferred shares, except as described in the above paragraph, all dividends declared upon the Series B preferred shares, the Series A preferred shares and such other class or series of preferred shares must be declared pro rata so that the amount of dividends declared per Series B preferred share, per Series A preferred share and per share on such other class or series of preferred shares will in all cases bear to each other the same ratio that accumulated dividends per Series B preferred share, per Series A preferred share and per share on such other class or series of preferred shares (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B preferred shares which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series B preferred shares will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of shares of any class or series of our shares of beneficial interest ranking senior to the Series B preferred shares with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not earned or declared) to, but not including, the date of payment, before any distribution of assets upon liquidation, dissolution or winding up is made to holders of our common shares or any other class or series of our shares of beneficial interest we may issue ranking junior to the Series B preferred shares as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B preferred shares and the corresponding amounts payable on shares of all other classes or series of our shares of beneficial interest ranking on a parity with the Series B preferred shares in the distribution of assets, including the Series A preferred shares, then the holders of the Series B preferred shares, the Series A preferred shares and all other such classes or series of shares of beneficial interest will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B preferred shares will be entitled to written notice of any such payment upon our voluntary or involuntary liquidation, dissolution or winding up no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B preferred shares will have no right or claim to any of our remaining assets.

The consolidation or merger of our company with or into any other real estate investment trust, corporation or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our company (although such events may give rise to the special optional redemption and contingent conversion rights described below).

Redemption

The Series B preferred shares are not redeemable by us prior to June 15, 2024, except as described below under “—Special Optional Redemption” and except that, as provided in our declaration of trust, we may purchase or redeem Series B preferred shares prior to that date in connection with our qualification as a REIT for U.S. federal income tax purposes.

Optional Redemption. On and after June 15, 2024, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B preferred shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined below), we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B preferred shares, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided notice of our election to redeem some or all of the Series B preferred shares (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series B preferred shares will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the Series B preferred shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series B preferred shares, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares of beneficial interest entitling that person to exercise more than 50% of the total voting power of all our shares of beneficial interest entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity, including any parent of our company or such an acquiring or surviving entity, has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or the Nasdaq Stock Market.

Redemption Procedures. In the event we elect to redeem Series B preferred shares pursuant to our optional redemption right described under “—Optional Redemption” or our special optional redemption right described under “—Special Optional Redemption,” the notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of Series B preferred shares called for redemption at such holder’s address as it appears on our share transfer records and will state the following:

•	the redemption date;

•	the number of Series B preferred shares to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series B preferred shares are to be surrendered for payment of the redemption price;

•	that dividends on the Series B preferred shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption;”

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of Series B preferred shares being so called for redemption will not be able to tender such Series B preferred shares for conversion in connection with the Change of Control and that each Series B preferred share tendered for conversion that is called, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

If less than all of the Series B preferred shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B preferred shares held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B preferred shares, except as to the holder to whom notice was defective or not given.

Holders of Series B preferred shares to be redeemed must surrender such Series B preferred shares at the place designated in the notice of redemption and will be entitled to the redemption price and any accumulated and unpaid dividends thereon payable upon the redemption following the surrender. If notice of redemption of any Series B preferred shares has been given and if we have irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of such Series B preferred shares so called for redemption, then, from and after the redemption date (unless we default in providing for the payment of the redemption price therefor plus accumulated and unpaid dividends thereon, if any), dividends will cease to accumulate on those Series B preferred shares, those Series B preferred shares will no longer be deemed outstanding and all rights of the holders of those Series B preferred shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends thereon, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends thereon, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B preferred shares are to be redeemed, the Series B preferred shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by lot. If such redemption is to be by lot and, as a result of such redemption, any holder of our shares of beneficial interest, other than a holder that has received an exemption from the applicable ownership limitation, would have actual or constructive ownership of more than 9.8% by vote or value, whichever is more restrictive, of the aggregate of our outstanding shares of beneficial interest or would violate any other restriction on ownership and transfer of our shares set forth in our declaration of trust because a holder’s Series B preferred shares were not redeemed, or were only redeemed in part, then, except as otherwise provided in our declaration of trust, we will redeem the requisite number of shares of such holder such that no holder will own in excess of the applicable ownership limitation or restriction subsequent to such redemption.

Immediately prior to any redemption of Series B preferred shares, we shall pay, in cash, any accumulated and unpaid dividends thereon to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B preferred shares at the close of business on such dividend record date will be entitled to the dividend payable on such Series B preferred shares on the corresponding dividend payment date notwithstanding the redemption of such Series B preferred shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B preferred shares to be redeemed.

Unless full cumulative dividends on all Series B preferred shares have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no Series B preferred shares may be redeemed unless all outstanding Series B preferred shares are simultaneously redeemed, and we may not purchase or otherwise acquire directly or indirectly any Series B preferred shares (except by converting them into or exchanging them for our common shares or other shares of beneficial interest ranking junior to the Series B preferred shares as to dividends and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition by us of Series B preferred shares pursuant to the provisions of our declaration of trust relating to restrictions on ownership and transfer of our shares of beneficial interest in connection with our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B preferred shares

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B preferred shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the Series B preferred shares held by such holder as described above under “—Redemption,” in which case such holder will have the right only with respect to Series B preferred shares that are not called for redemption) to convert some or all of the Series B preferred shares held by such holder (which we refer to as the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of our common shares per Series B preferred share to be converted (which we refer to as the “Common Share Conversion Consideration”) equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series B preferred share plus the amount of any accumulated and unpaid dividends (whether or not earned or declared)

thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B preferred shares, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum), by (ii) the Common Share Price, as defined below (such quotient, the “Conversion Rate”); and

•	2.72777, or the Share Cap, subject to certain adjustments as described below.

Notwithstanding anything in the articles supplementary to the contrary and except as otherwise required by law, the persons who are the holders of record of Series B preferred shares at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those Series B preferred shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on the Series B preferred shares to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares to existing holders of our common shares), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration, as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap multiplied by the aggregate number of Series B preferred shares issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which our common shares are or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series B preferred shares will receive upon conversion of such Series B preferred shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”). The Common Share Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration.”

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding common shares that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding common shares that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional common shares upon the conversion of the Series B preferred shares in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional common shares based upon the Common Share Price used in determining the Common Share Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, provided that we have not then exercised our right to redeem all Series B preferred shares pursuant to the redemption provisions described above, we will provide to holders of Series B preferred shares a notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B preferred shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any Series B preferred shares, holders will not be able to convert the Series B preferred shares called for redemption and such Series B preferred shares will be redeemed on the related redemption date, even if such Series B preferred shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B preferred share;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series B preferred shares;

•

the procedures that the holders of Series B preferred shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering Series B preferred shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•

the last date on which holders of Series B preferred shares may withdraw Series B preferred shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B preferred shares.

To exercise the Change of Control Conversion Right, the holders of Series B preferred shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing the Series B preferred shares to be converted, duly endorsed for transfer (or, in the case of any Series B preferred shares held through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the Series B preferred shares to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series B preferred shares to be converted; and

•	that the Series B preferred shares are to be converted pursuant to the applicable provisions of the Series B preferred shares.

The “Change of Control Conversion Date” is the date the Series B preferred shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B preferred shares.

The “Common Share Price” is (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per common share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per common share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Holders of Series B preferred shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn Series B preferred shares;

•	if certificated Series B preferred shares have been surrendered for conversion, the certificate numbers of the withdrawn Series B preferred shares; and

•	the number of Series B preferred shares, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any Series B preferred shares are held through DTC or a Depositary, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series B preferred shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the Series B preferred shares, as described above under “—Redemption,” in which case only the Series B preferred shares properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem Series B preferred shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B preferred shares will not be so converted and the holders of such Series B preferred shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Redemption—Optional Redemption” or “—Redemption—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all applicable U.S. federal and state securities laws and stock exchange rules in connection with any conversion of the Series B preferred shares into our common shares or other securities or other property. Notwithstanding any other provision of the Series B preferred shares, no holder of Series B preferred shares will be entitled to convert such Series B preferred shares into our common shares to the extent that receipt of our common shares would cause such holder (or any other person) to exceed the share ownership limits (as defined below) or violate any other restriction on ownership and transfer of our shares of beneficial interest contained in our declaration of trust, unless we provide an exemption from the applicable limitation to such holder.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

Except as provided above in connection with a Change of Control, the Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series B preferred shares do not have any voting rights, except as set forth below.

Whenever dividends on any Series B preferred shares are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of trustees constituting our board of trustees will be automatically increased by two (if not already increased by two by reason of the election of trustees by the holders of Series A preferred shares or shares of any other class or series of our preferred shares we may issue upon which like voting rights have been conferred and are exercisable and with which the Series B preferred shares are entitled to vote together as a single class with respect to the election of those two trustees) and the holders of outstanding Series B preferred shares and the holders of shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares, voting together as a single class, will be entitled to vote for the election of those two additional trustees at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding Series B preferred shares or by the holders of shares of any other class or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of those two trustees, including, if applicable, the Series A preferred shares (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of our shareholders), and at each subsequent annual meeting, until all dividends accumulated on the Series B preferred shares for all past dividend periods and the then-current dividend period shall have been fully paid. In that case, the right of holders of the Series B preferred shares to elect any trustees will cease and, unless there are outstanding shares of any other class or series of our preferred shares that we may issue upon which like voting rights have been conferred and remain exercisable, the term of office of any trustees elected by holders of the Series B preferred shares shall immediately terminate and the number of trustees constituting the board of trustees shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of trustees elected by holders of the Series B preferred shares and shares of all other classes and series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the holders of Series B preferred shares in the election of such trustees pursuant to these voting rights, including, if applicable, the Series A preferred shares, exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series B preferred shares as described above, then the holders of record of at least 25% of the outstanding Series B preferred shares may designate a holder to call the meeting at our expense. In no event will the holders of Series B preferred shares be entitled to nominate or elect a trustee if such individual’s election as a trustee would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares of beneficial interest is listed.

On each matter on which holders of Series B preferred shares are entitled to vote, each Series B preferred share will entitle the holder thereof to cast one vote, except that when the holders of shares of any other class or series of our preferred shares that we may issue have the right to vote together with the holders of Series B preferred shares as a single class on any matter, the holders of the Series B preferred shares and the shares of each such other class or series will be entitled to cast one vote for each $25.00 of liquidation preference (excluding accumulated dividends). If, at any time when the voting rights conferred upon the Series B preferred shares are exercisable, any vacancy in the office of a trustee elected by the holders of the Series B preferred shares and any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable, including, if applicable, the Series A preferred shares, shall occur, then such vacancy may be filled only by the remaining such trustee or by the holders of the outstanding Series B preferred shares and shares of any other classes or series of preferred shares that we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares in the election of such trustees, including, if applicable, the Series A preferred shares.

So long as any Series B preferred shares remain outstanding, we will not, without the approval of the holders of at least two-thirds of the outstanding Series B preferred shares and all other classes and series of preferred shares ranking on a parity with the Series B preferred shares that we may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote together as a single class with the Series B preferred shares on such matters, including, if applicable, the Series A preferred shares, voting together as a single class, (a) authorize or create, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking senior to the Series B preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of beneficial interest into shares of such a class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of such a class or series; or (b) amend, alter or repeal the provisions of our declaration of trust, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred shares (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series B preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B preferred shares; and provided, further, that any increase in the amount of the authorized common shares or preferred shares, including the Series B preferred shares, or the creation or issuance of any additional Series B preferred shares or other class or series of preferred shares that we may issue, or any increase in the amount of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series B preferred shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of Series A preferred shares or any other parity preferred shares will not be entitled to vote together as a single class with the holders of Series B preferred shares on any amendment, alteration or repeal of our declaration of trust unless such action affects the holders of the Series B preferred shares, the Series A preferred shares and such parity preferred shares equally.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such approval would otherwise be required is effected, all outstanding Series B preferred shares have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series B preferred shares will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof will not be required for the taking of any trust action. The holders of Series B preferred shares will have exclusive voting rights on any amendment to our declaration of trust that would alter the contract rights, as expressly set forth in the declaration of trust, of only the Series B preferred shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series B preferred shares are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B preferred shares, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B preferred shares. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series B preferred shares within 15 days after the respective dates by which an annual report on Form 10-K or a quarterly report on Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series B preferred shares will, as holders of Series B preferred shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

Power to Reclassify Our Unissued Shares of Beneficial Interest

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common or preferred shares into other classes or series of shares of beneficial interest. Prior to the issuance of shares of each class or series, our board of trustees is required by Maryland law and by our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of shares of beneficial interest, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of trustees could authorize the issuance of a class or series of shares that has priority over our common shares as to voting rights, dividends or upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Power to Increase or Decrease Authorized Shares of Beneficial Interest and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares of beneficial interest, to authorize us to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to authorize us to issue such classified or reclassified shares of beneficial interest provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of shares will be available for issuance without further action by our common shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series of shares that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our declaration of trust contains restrictions on the ownership and transfer of our common shares and other outstanding shares of beneficial interest. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares, which we refer to as the “common share ownership limit,” or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest, which we refer to as the “aggregate share ownership limit.” We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “share ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of beneficial interest owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest (or the acquisition of an interest in an entity that owns, actually or constructively, our shares of beneficial interest), could, nevertheless, cause the acquirer, or another individual or entity, to own constructively in excess of 9.8% by vote or value, whichever is more restrictive, of our outstanding common shares or 9.8% by vote or value, whichever is more restrictive, of our outstanding shares of beneficial interest and thereby violate the applicable share ownership limit.

Our board of trustees may, upon receipt of certain representations and undertakings and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the share ownership limits and establish a different limit, or “excepted holder limit,” for a particular shareholder if the person’s ownership in excess of the share ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT or result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution). As a condition of its exemption or creation of an excepted holder limit, our board of trustees may, but is not required to, require an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of trustees in order to determine or ensure our status as a REIT and may impose any other conditions or restrictions on such a waiver or excepted holder limit as it deems appropriate.

In connection with granting an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of trustees may from time to time increase or decrease one or both of the share ownership limits for all other persons and entities; provided, however, that any decrease in a share ownership limit will not be effective for any person whose percentage of ownership of our shares is in excess of such decreased limit until the person’s percentage of ownership of our shares equals or falls below the decreased limit (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately), but any further acquisition of our shares in excess of such person’s percentage of ownership of our shares will be in violation of the applicable limits; and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of trustees may, but is not required to, require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our declaration of trust further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our shares of beneficial interest that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate the share ownership limits or any of the other restrictions on ownership and transfer of our shares of beneficial interest described above must immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our shares of beneficial interest will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Pursuant to our declaration of trust, if any transfer of our shares of beneficial interest would result in our shares of beneficial interest being beneficially owned by fewer than 100 persons, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our shares of beneficial interest or any other event would otherwise result in:

•	any person violating the share ownership limits or any applicable excepted holder limit established by our board of trustees; or

•

our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the shareholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the charitable trustee upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our declaration of trust, then our declaration of trust provides that the transfer of the shares will be void ab initio. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the charitable trustee.

Shares of beneficial interest transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of beneficial interest at market price, which is the last sale price reported on the

NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event that resulted in the transfer of such shares of beneficial interest to the charitable trust, the market price) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the charitable trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the charitable trustee must distribute the net proceeds of the sale to the prohibited owner and any distributions held by the charitable trustee with respect to such shares of beneficial interest must be distributed to the charitable beneficiary.

If we do not buy the shares, the charitable trustee must, within 20 days of receiving notice from us of a transfer of shares to the charitable trust, sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that sale, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price on the trading day immediately preceding the day of the event which resulted in the transfer to the charitable trust) and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that shares of beneficial interest have been transferred to a charitable trust, such shares of beneficial interest are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the charitable trustee upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible trust action, then the charitable trustee may not rescind and recast the vote.

If our board of trustees determines that a proposed transfer would violate any of the restrictions on ownership and transfer of our shares of beneficial interest set forth in our declaration of trust, our board of trustees may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of beneficial interest, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, must give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner must provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer of our shares. In addition, each shareholder must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership and transfer restrictions could delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares, our Series A preferred shares and our Series B preferred shares is Computershare Shareowner Services LLC.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares or preferred shares. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares or preferred shares, as applicable, at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the common shares or preferred shares, as applicable, that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our declaration of trust and bylaws. We have incorporated by reference our declaration of trust and bylaws as exhibits to the registration statement of which this prospectus is a part.

Classification of Board of Trustees

Pursuant to our declaration of trust, our board of trustees is divided into three classes of trustees. Trustees of each class are elected for three-year terms upon the expiration of their current terms, and every year one class of our trustees is elected by our shareholders. We believe that the classification of our board of trustees helps to assure the continuity and stability of our business strategies and policies as determined by our board of trustees. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the shareholders entitled to cast a majority of the votes entitled to be cast in the election of trustees are able to elect all of the successors of the class of trustees whose terms expire at the meeting.

The classified board provision in our declaration of trust could have the effect of making the replacement of incumbent trustees more time consuming and difficult. Two separate meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees could delay, defer or prevent a change of control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Number of Trustees; Vacancies

Our declaration of trust and bylaws provide that the number of our trustees may be established by our board of trustees but may not be more than 15. Our declaration of trust and bylaws currently provide that any vacancy may be filled only by a majority of the remaining trustees. Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law, or the MGCL, regarding the filling of vacancies on our board of trustees. Accordingly, except as may be provided by our board of trustees in setting the terms of any class or series of shares, any and all vacancies on our board of trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Each of our trustees is elected by our shareholders to serve for the applicable term of the class to which he or she was elected, pursuant to our classified board provisions, and until his or her successor is duly elected and qualifies. A majority of all votes cast “for” or “against,” or affirmatively withheld, in the election of trustees at a meeting of shareholders at which a quorum is present is sufficient to elect a trustee in an uncontested election. A plurality of all votes cast is sufficient to elect a trustee in a contested election. In addition, our corporate governance guidelines require any trustee nominee who fails to receive a majority vote in an uncontested election to promptly tender his or her resignation to our board of trustees. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Trustees

Our declaration of trust provides that, subject to the rights of holders of any class or series of preferred shares, a trustee may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees. For this purpose, “cause” means, with respect to any particular trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of trustees to fill vacancies on our board of trustees, generally preclude shareholders from (i) removing incumbent trustees except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under certain provisions of the MGCL applicable to Maryland real estate investment trusts, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland real estate investment trust and an “interested shareholder” (generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the real estate investment trust’s outstanding voting shares or an affiliate or associate of the real estate investment trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the real estate investment trust) or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such real estate investment trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the real estate investment trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the real estate investment trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the real estate investment trust’s shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. Under the MGCL, a person is not an “interested shareholder” if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. A board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of trustees and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person approved by our board of trustees will be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of trustees does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest in a real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the real estate investment trust; or (3) an employee of the real estate investment trust who is also a trustee of the real estate investment trust. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the real estate investment trust. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the real estate investment trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the real estate investment trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if the voting rights of such shares are considered and not approved at a meeting of shareholders, as of the date of such meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the real estate investment trust is a party to the transaction or (b) acquisitions approved or exempted by the declaration of trust or bylaws of the real estate investment trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934, or the Exchange Act, and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a majority requirement for the calling of a special shareholder-requested meeting of shareholders.

Pursuant to our declaration of trust, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (1) have a classified board, (2) require the affirmative vote of the shareholders entitled to cast at least two-thirds of all of the votes entitled to be cast generally in the election of trustees to remove any trustee from the board, which removal will be allowed only for cause, (3) vest in the board the exclusive power to fix the number of trusteeships, (4) require that a vacancy on the board be filled only by the remaining trustees and (5) require, unless called by our chairman, chief executive officer, president or the board of trustees, the request of shareholders entitled to cast a majority of the votes entitled to be cast at such meeting on such matter to call a special meeting of shareholders to consider and vote on any matter that may properly be considered by our shareholders.

Meetings of Shareholders

Pursuant to our declaration of trust and bylaws, a meeting of our shareholders for the purpose of the election of trustees and the transaction of any other business properly before the meeting will be held annually after the delivery of our annual report on a date and at the time and place set by our board of trustees. In addition, our chairman, chief executive officer, president or board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and accompanied by the information required by our bylaws.

Mergers; Extraordinary Transactions

Under the MRL, a Maryland real estate investment trust generally cannot merge with another entity or convert into another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such matters may be approved by a majority of all of the votes entitled to be cast on the matter. Our declaration of trust also provides that we may sell or transfer all or substantially all of our assets if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge with another entity without the approval of our shareholders.

Amendment to Our Declaration of Trust and Bylaws

Under the MRL, a Maryland real estate investment trust generally cannot amend its declaration of trust unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust.

Except for amendments to the provisions of our declaration of trust related to (a) the removal of trustees and (b) the vote required to amend the removal provision itself (each of which require the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our declaration of trust that require only approval by our board of trustees, our declaration of trust may be amended only if advised by our board of trustees and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Our board of trustees has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Our bylaws also provide shareholders with the concurrent right to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to a proposal submitted by a group of up to five shareholders holding at least 1% of our outstanding common shares continuously for at least one year, except that our shareholders do not have the power to amend our bylaws to eliminate our board of trustees’ concurrent power to amend our bylaws.

Our Termination

Our declaration of trust provides for us to have a perpetual existence. Our termination must be approved by the affirmative vote of a majority of our entire board of trustees and a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees at an annual meeting and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the shareholder generally to provide notice to our secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of trustees at the preceding year’s annual meeting (or, if we did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting).

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only (1) by or at the direction of our board of trustees or (2) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder of record who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in our bylaws. Such shareholder may nominate one or more individuals for election as a trustee if the shareholder’s notice containing the information required by our bylaws is delivered to our secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the proposed nominees of our board of trustees to be elected at the meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of trustees is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our declaration of trust and bylaws, as applicable, relating to the removal of trustees and filling of vacancies on our board of trustees, the provisions in our declaration of trust regarding the classification of our board and the restrictions on ownership and transfer of shares of beneficial interest, together with the advance notice and shareholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a duty owed by any trustee, officer or other employee of our company to our company or to our shareholders, (c) any action asserting a claim pursuant to any provision of the Maryland REIT Law, or (d) any action asserting a claim governed by the internal affairs doctrine.

Indemnification and Limitation of Trustees’ and Officers’ Liability

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision eliminating the liability of its trustees and officers to the real estate investment trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our declaration of trust contains a provision that eliminates the liability of our trustees and officers to the maximum extent permitted by Maryland law.

Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former trustee or officer or (2) any individual who, while serving as our trustee or officer and at our request, serves or has served as a trustee, director, officer, partner, member, manager, employee or agent of another real estate investment trust, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding. Our declaration of trust and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours. We also have entered into indemnification agreements with our trustees and executive officers that address similar matters.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted for directors and officers of Maryland corporations under the MGCL. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct. However, indemnification for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material U.S. federal income tax consequences of our election to qualify as a REIT and an investment in our common shares if we qualify as a REIT. Sidley Austin LLP has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “we,” “our,” “us” and “our company” mean only PennyMac Mortgage Investment Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. In addition, this summary does not discuss how the scheduled sunsetting of certain provisions of H.R. 1, commonly known as the 2017 Tax Cuts and Jobs Act, or the Tax Act, which was enacted on December 22, 2017, may affect us or our shareholders. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that our operation and the operation of our subsidiaries and affiliated entities will continue to be in accordance with our declaration of trust or our subsidiaries’ respective organizational documents, as the case may be. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	depository institutions;

•	insurance companies;

•	broker dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax;

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements (within the meaning of Section 451(b)(3) of the Internal Revenue Code);

•	partnerships and trusts;

•	persons who hold our common shares on behalf of another person as nominee;

•	a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the Internal Revenue Code);

•	a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the Internal Revenue Code) or any entity wholly owned by one or more qualified foreign pension funds;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	persons (other than non-U.S. holders, as defined below) whose functional currency is not the U.S. dollar.

This summary assumes that investors will hold our common shares as a capital asset, which generally means as property held for investment.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares.

The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder holding our common shares will depend on the shareholder’s particular tax circumstances. For example, a shareholder that is a partnership or trust which has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income” below. A similar tax may be payable by persons who hold our common shares as nominee on behalf of such a tax-exempt organization. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.

Taxation of PennyMac Mortgage Investment Trust

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our short taxable year ended December 31, 2009, and generally will not be subject to U.S. federal taxes on our income to the extent we currently distribute all of our income to our shareholders and maintain our qualification as a REIT. However, a significant portion of our assets may be held by TRSs, the net income of which may be subject to federal and state corporate income taxes.

In the opinion of Sidley Austin LLP, commencing with our taxable year ended December 31, 2009, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed future method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Sidley Austin LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, income and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sidley Austin LLP or us that we will so qualify for any particular year. The opinion will be expressed as of the date issued. Sidley Austin LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Sidley Austin LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

Under current law, the rate at which most domestic holders of common shares that are individuals, trusts and estates are taxed on corporate dividends is a maximum of 20% (the same as the current rate for long-term capital gains), not including the 3.8% Medicare tax described below. With certain exceptions, however, dividends received by holders of our common shares from us or from other entities that are taxed as REITs are generally not eligible for such 20% rate, and will be taxed at rates applicable to ordinary income. Such holders of common shares, however, would generally be subject to tax at such preferred rates on dividends paid by us to the extent that the dividends are attributable to dividends paid by one or more TRSs. In addition, the Tax Act generally may allow domestic holders of common shares to deduct from their taxable income one-fifth of the REIT dividends payable to them that are not treated as capital gains dividends or as qualified dividend income, or Qualified REIT Dividends, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax) for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations, including certain requirements regarding the minimum holding period of the shareholder of the REIT shares with respect to which such dividends are paid. See “—Taxation of Holders of Common Shares—Taxation of Taxable Domestic Holders of Common Shares—Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains and qualified dividend income recognized by REITs. See “—Taxation of Holders of Common Shares.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	The earnings of each TRS we own will be subject to U.S. federal corporate income taxation, and the amount of such taxes may be material.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool, or TMP, or a residual interest in a Real Estate Mortgage Investment Conduit, or REMIC), we could be subject to corporate level U.S. federal income tax (currently at a 21% rate) to the extent that such income is allocable to specified types of tax-exempt shareholders known as “disqualified organizations” that are not subject to unrelated business income tax. Similar rules will apply if we own an equity interest in a TMP through a subsidiary REIT of our operating partnership. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but will indirectly bear such tax economically as the shareholder of such a TRS. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because there is a reasonable cause for the failure and other applicable requirements are met, we may be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income.

•

If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below under “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between a REIT and a TRS that do not reflect arm’s length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five year period following their acquisition from the subchapter C corporation.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our and their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(i)	that is managed by one or more trustees or directors;

(ii)	the beneficial ownership of which is evidenced by transferable shares of beneficial interest, or by transferable certificates of beneficial interest;

(iii)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(iv)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(v)	the beneficial ownership of which is held by 100 or more persons;

(vi)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares of beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(vii)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (i) through (iv) must be met during the entire taxable year, and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (v) and (vi) need not be met during an entity’s initial tax year as a REIT (i.e., 2009 in our case). Our declaration of trust contains restrictions regarding the ownership and transfer of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (v) and (vi) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of beneficial interest in which the record holders are to disclose the actual owners of the shares of beneficial interest (i.e., the persons required to include the dividends paid by us in their gross income). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares of beneficial interest and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases in which a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests and Disregarded Entities. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and any other subsidiary partnerships will be treated as assets and items of income of our company for purposes of applying the REIT requirements described below. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below under “—Other Tax Considerations—Tax Aspects of Our Investments in Our Operating Partnership and in Affiliated Partnerships.”

If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is generally disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly-owned by a REIT, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—or is classified as a TRS, the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a TRS or a qualified REIT subsidiary. See “—Asset Tests” and “—Income Tests.”

Our share of any gain realized by our operating partnership or any other pass-through subsidiary on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all of the facts and circumstances of the particular transaction. We intend that our operating partnership will conduct its operations so that no asset owned by it or its pass-through subsidiaries will be considered to be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. In order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans through a TRS, which will be subject to corporate income tax on any income or gain derived from the loans it holds and sells, and not at the REIT level.

Taxable REIT Subsidiaries. A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. A REIT generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless the corporation elects to be a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such a TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the parent REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass through subsidiaries (for example, activities that give rise to certain categories of income such as management or market-rate servicing fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS exceeded the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We intend to hold a significant amount of assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 20% of our assets. In general, we intend that loans that we originate or buy with an intention of selling (as in the case of our correspondent lending business) in a manner that might expose us to a 100% tax on “prohibited transactions” will be originated or sold by a TRS. The TRS through which any such sales are made may be treated as a dealer for U.S. federal income tax purposes. As a dealer, the TRS would in general mark all the loans it holds on the last day of each taxable year to their market value, and would recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. In addition, such TRS may further elect to be subject to the mark-to-market regime described above in the event that the TRS is properly classified as a “trader” as opposed to a “dealer” for U.S. federal income tax purposes.

The same TRS may also be the entity through which most loan modifications are made. See “—Cash/Income Differences/Phantom Income”. In this circumstance, modified loans held by that TRS would be subject to the same mark to market regime as the other assets of the TRS, if applicable, in determining the taxable income of the TRS each year.

We also expect that some or all of the real property that we may acquire by foreclosure or similar process will be held in one or more TRSs and that any income or gain realized with respect to such real property will be subject to corporate income taxation.

In addition, Section 163(j) of the Internal Revenue Code, as amended by the Tax Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Although “adjusted taxable income” generally does not include “business interest income” during any year, our TRSs may be limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us or third parties if a TRS does not have sufficient business interest income, which could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Taxpayers that conduct certain real estate businesses may elect to not have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We do not believe that our TRSs will be eligible to make this election.

Cash/Income Differences/Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

It is expected that we may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Market discount on a debt instrument accrues on the basis of the constant yield to maturity of the debt instrument, and is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If that turned out not to be the case, and we eventually collected less on the debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would be a bad debt deduction available to us at that time.

Nevertheless, our (and our shareholders’) ability to benefit from that bad debt deduction would depend on our having taxable income in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, losses later” phenomenon could adversely affect us and our shareholders if it were persistent and in significant amounts.

Many of the MBS that we buy will likely have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the MBS, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and income will be accrued based on the assumption that all future payments due on MBS in question will be made, with consequences similar to those described in the previous paragraph if all payments on the MBS are not made.

In addition, pursuant to our investment strategy, or otherwise, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would then hold the modified loan with a cost basis equal to its principal amount after the modification for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by our TRS treated as a dealer as described in the immediately preceding section of this discussion, such a TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modification were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

Moreover, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate MBS at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur (including certain securitizations), to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Annual Distribution Requirements.”

Income Tests

To qualify as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” and certain hedging transactions generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans collateralized by real property (including certain types of MBS), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as “qualified temporary investment income.” “Qualified temporary investment income” includes any income which is (i) attributable to stock or debt instruments, (ii) attributable to the temporary investment of “new capital” (i.e., generally, any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or certain public offerings of certain of its debt obligations), and (iii) received or accrued during the one-year period beginning on the date on which the REIT received such capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest and gain from the sale or disposition of stock or securities, none of which need have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is collateralized by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is collateralized by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not collateralized by real property, or is undercollateralized, the income that it generates may nonetheless qualify for purposes of the 95% income test. In Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, the IRS interprets the “principal amount” of the loan to be the face amount of the loan, despite the Internal Revenue Code’s requirement that taxpayers treat any market discount (discussed above) as interest rather than principal.

We believe that all of the mortgage loans that we acquire are secured only by real property and no other property value is taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, will not apply to our portfolio. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, that the interest apportionment rules applied for purposes of our REIT testing, and that the position taken in Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, should be applied to our portfolio, then depending upon the value of the real property securing our loans and their face amount, and the sources of our gross income generally, we might not be able to meet the 75% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests if the property is not held as inventory or dealer property.

To the extent that a REIT derives interest income from a mortgage loan, or income from the rental of real property (discussed below), where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We and our subsidiaries may also invest in REMICs and may invest in other types of asset-backed securities, or ABS, MBS or residential mortgage-backed securities, or RMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We invest in excess servicing spread, or ESS. The IRS has issued private letter rulings to other REITs (and on which we accordingly may not rely) to the effect that ESSs produce qualifying income for purposes of the

75% gross income test. Any income that is qualifying income for the 75% gross income test is also qualifying income for the 95% gross income test. Based on these private letter rulings and other published IRS guidance regarding the treatment of excess mortgage servicing fees, we generally intend to treat our investments in ESSs as producing qualifying income for purposes of the 95% and 75% gross income tests. Nevertheless, because we may not rely on private letter rulings issued to other taxpayers and because the IRS may revoke private letter rulings, the IRS could challenge our position that our ESSs are qualifying assets and produce qualifying income. In addition, the IRS could challenge our determination of the portion of an MSR that we have treated as ESS as a factual matter, asserting that such ESS is not excess of a “normal” servicing fee. If any such challenge were successful, we could be required to treat some portion of our ESS as not being qualifying income, which could in an extreme case jeopardize our qualification as a REIT and require us to take curative action in order to maintain such qualification, and possibly incur taxes and other expenses in order to do so.

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such non-REIT dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from another REIT, however, will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

Any income or gain derived by us or our pass through subsidiaries from (i) instruments that hedge risks of changes in interest rates, with respect to indebtedness incurred or to be incurred by us or our pass through subsidiaries in order to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (ii) any transaction primarily entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under either the 95% gross income test or the 75% gross income test will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test, provided that specified requirements are met, including that the instrument be properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Income and gain from all other hedging transactions will only be qualifying income for purposes of the 95% and 75% income tests if the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 75% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 75% and 95% gross income tests. To the extent we recognize any foreign currency gain with respect to income that qualifies for purposes of the 95% gross income test, then such foreign currency gain will not constitute gross income for purposes of the 95% gross income test, but will generally be included in gross income and treated as nonqualifying income for purposes of the 75% gross income test, except to the extent that such foreign currency gain qualifies pursuant to the immediately preceding sentence.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect and we file a schedule of the source of our gross income in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, stock of other corporations that qualify as REITs, some kinds of MBS and mortgage loans, and debt instruments issued by REITs that are required to file annual and periodic reports with the SEC under the Exchange Act, or Publicly Offered REITs, provided such debt instruments that would not otherwise qualify as “real estate assets” do not exceed 25% of the value of our total assets. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Based on the same IRS private letter ruling and published guidance concerning the classification of ESSs referred to in “—Income Tests” above, we intend to treat our ESSs as ownership interests in the interest payments made on the underlying mortgage loans (similar to an “interest only” strip), and consequently as “real estate assets.”    However, as in the case of the REIT income tests, the IRS could also challenge our position that our ESSs are “real estate assets”, which could in an extreme case jeopardize our qualification as a REIT and require us to take curative action in order to maintain such qualification, and possibly incur taxes and other expenses in order to do so.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership. Fourth, the aggregate value of all securities of TRSs (other than securities that are “real estate assets”) held by a REIT may not exceed 20% of the value of the REIT’s total assets.

A significant portion of our assets may be held from time to time in TRSs, and the need to satisfy the requirement that securities issued by TRSs not exceed 20% of the value of our assets may require dividends to be distributed by such TRSs to us at times when it may be beneficial not to do so. We may, in turn, distribute all or a portion of such dividends to our shareholders at times when we might not otherwise wish to declare and pay such dividends. See “—Annual Distribution Requirements.” TRS distributions classified as dividends, however, will generally not constitute “good” income for purposes of the 75% gross income test discussed above. It is possible that we may wish to distribute a dividend from a TRS in order to reduce the value of our TRS securities below 20% of our assets, but be unable to do so without violating the requirement that 75% of our gross income in the taxable year be derived from real estate assets. Although there are other measures we can take in such circumstances in order to remain in compliance, there can be no assurance that we will be able to comply with both of these tests in all market conditions.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt held by us that is issued by another REIT will generally not so qualify (however, debt issued by REITs will not be treated as “securities” for purposes of the 10% value test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time period.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1.0% of the REIT’s total assets and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time period.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security (including debt securities) issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests in a REMIC held by us or our pass through subsidiaries will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests.

Where a REIT holds a “residual interest” in a REMIC, or in a TMP, from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a shareholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to foreign shareholders. Moreover, any excess inclusion income received by a REIT that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, will be subject to corporate level income tax in the REIT’s hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

In the event that we are treated as investing in a mortgage loan that is not fully secured by real property, Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% asset test. Pursuant to Revenue Procedure 2011-16, as modified by Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT’s treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to the lesser of: (1) the greater of (a) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (b) the fair market value of the real property securing the loan on the relevant quarterly REIT asset testing date; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date.

We engage in various lending, purchase and financing transactions involving our TRS that result in us holding gross assets that we treat as “real estate assets” that give rise to gross income that is “interest on obligations secured by interests in real property” for purposes of the gross asset and gross income tests that we must satisfy to qualify as a REIT. We do so based on our interpretations of certain published revenue rulings and on the rationale used in private letter rulings issued to other taxpayers (and on which we accordingly may not rely). Such transactions also ordinarily involve leverage in the form of loans obtained by us or our TRS from third-party financing sources that have recourse both to us and to our TRS for the repayment of those loans. While we believe that these transactions and holdings are treated as qualifying real estate assets for purposes of the REIT asset tests to the extent they are secured by real property, the U.S. federal income tax treatment of such transactions and holdings is not entirely clear. If the IRS were to successfully challenge our treatment of these transactions and holdings as qualifying real estate assets, our ability to meet the REIT asset tests and other REIT requirements could be adversely affected.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals will be obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2)	90% of our net income, if any (after tax), from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

These distributions generally must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. For distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends” unless we are a Publicly Offered REIT. A dividend is not a preferential dividend if it is pro rata among all outstanding shares of beneficial interest within a particular class, and is in accordance with the preferences among different classes of shares of beneficial interest as set forth in the REIT’s organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Shareholders would then increase the adjusted basis of their common shares by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. This may be especially an issue with respect to our investments in distressed or modified debt instruments. See “—Effect of Subsidiary Entities—Cash/Income Differences/Phantom Income.” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short term, or possibly long term, borrowings, or to make distributions in the form of our shares of beneficial interest or taxable in kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we failed to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above under “—Income Tests” and “—Asset Tests.”

If we failed to qualify for taxation as a REIT in any taxable year, and the relief provisions described above did not apply, we would be subject to tax on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we were not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates would generally be taxable at capital gains rates and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we were entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) and any foreign currency loss (as defined in

Section 988(b)(2) of the Internal Revenue Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset owned by us or our pass through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by us will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. Therefore, in order to avoid the prohibited transactions tax, we intend to engage in certain sales of loans and other activities that could potentially give rise to income from a prohibited transaction through a TRS and not at the REIT level.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and collateralized by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. To the extent that we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a TMP under the Internal Revenue Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations will likely result in us owning interests in a TMP. We would be precluded from holding equity interests in such a securitization through our operating partnership. Accordingly, we would likely enter into such transactions at a subsidiary REIT level, and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.

If a REIT, including a subsidiary REIT formed by our operating partnership, owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s shareholders.

If such a subsidiary REIT of our operating partnership owns less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to corporate income tax. In addition, this characterization would alter the REIT income and asset test calculations of such a subsidiary REIT and could adversely affect such REIT’s compliance with those requirements, which, in turn, could affect our compliance with the REIT requirements. We do not expect that we, or any subsidiary REIT owned by our operating partnership, would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT. If a subsidiary REIT through which we held TMP securitizations were to fail to qualify as a REIT, our TMP securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

The U.S. Treasury has not yet issued regulations to govern the treatment of shareholders of a REIT, a portion of which is a TMP, as described below. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.”

Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its shareholders in proportion to dividends paid. The REIT is required to notify its shareholders of the amount of excess inclusion income allocated to them. A shareholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See “—Taxation of Holders of Common Shares.” Under IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such shareholder by the amount of such tax paid by the REIT attributable to such shareholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” Our declaration of trust contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the shareholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.

The manner in which excess inclusion income is calculated, or would be allocated to shareholders, including among shares of different classes of beneficial interest, is not clear under current law. As required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more shareholders (as described above) could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Limitations on Losses Attributable to ESS

We intend that our investment in ESS will be considered to be a “coupon strip” from the related mortgage loans within the meaning of Section 1286 of the Code. The income on such ESS will accordingly be reported as original issue discount based on a constant yield method using a prepayment assumption with respect to the mortgage loans to which such ESS is attributable, all in accordance with the rules of Section 1272(a)(6) of the Code. The yield on ESS is highly sensitive to mortgage loan prepayments because ESS payments, which are based solely on interest paid on a mortgage loan, cease when that mortgage loan is repaid. In the event that prepayments of mortgage loans to which ESS is attributable occur at a faster rate than that anticipated when such ESS was acquired, the original issue discount on the ESS will be reduced, and may even become negative under the computational rules of Section 1272(a)(6) of the Code. Any “negative” amounts of original issue discount on ESS that may occur in a particular period due to extremely rapid prepayments with respect to the mortgage loans to which such ESS is attributable will not be deductible currently, and will only be available to offset positive original issue discount that may accrue on such ESS in future periods. However, we may be entitled to a deduction for a loss to the extent it becomes certain that we will suffer a loss even if there are no further prepayments of the mortgage loans to which such ESS is attributable. The net effect of this limitation on the deductibility of losses attributable to the decline in value of ESS that occurs when the mortgage loans from which it is derived are prepaid at a rate faster than anticipated would be to cause our taxable income to be higher (and our distribution requirement to be correspondingly larger) than our economic income in any period in which it occurred.

Taxation of Holders of Common Shares

Taxation of Taxable Domestic Holders of Common Shares

Distributions. Provided that we qualify as a REIT, distributions made to our taxable domestic holders of common shares out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With certain exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (20% maximum U.S. federal income tax rate) for qualified dividends received by domestic holders of common shares that are individuals, trusts and estates from taxable C corporations. However, the Tax Act generally may allow such holders of common shares to deduct from their taxable income one-fifth of the Qualified REIT Dividends payable to them for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax described below) for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations, including certain requirements regarding the minimum holding period of the shareholder of the REIT shares with respect to which such dividends are paid. In addition, such holders of common shares are taxed at the preferential rates on dividends designated by and received from REITs to the extent that certain holding requirements are met and the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of “built in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions from us that are designated as capital gain dividends will generally be taxed to holders of common shares as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its common shares. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Internal Revenue Code that treat shareholders of a REIT as having received, for U.S. federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. See “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements.” Corporate holders of common shares may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% under current law in the case of holders of common shares who are individuals, trusts and estates, not including the 3.8% Medicare tax described below, and 21% under current law in the case of holders of common shares that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are currently subject to a 25% maximum U.S. federal income tax rate, not including the 3.8% Medicare tax described below, for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these common shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s common shares, they will be included in income as long-term capital gain, or short-term capital gain if the common shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

Earnings and profits are allocated to distributions with respect to preferred shares before they are allocated to distributions with respect to common shares. Therefore, depending on our earnings and profits, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis.

To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources. In addition, the Tax Act imposes certain limitations on the deductibility of net operating losses. Any distributions made with respect to such tax years into which net operating losses have been carried forward from prior tax years will nevertheless be taxable as dividends to the extent of current earnings or profits for such tax year.

In certain circumstances, we may make a taxable distribution of our common shares as part of a distribution in which holders of common shares may elect to receive common shares or (subject to a limit measured as a percentage of the total distribution) cash. In this circumstance, a shareholder generally must include the sum of the value of our common shares and the amount of cash received in its gross income as dividend income to the extent that such shareholder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any of our common shares received as part of a distribution is generally equal to the amount of cash that could have been received instead of our common shares. Depending on the circumstances of the shareholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such shareholder would have to pay the tax using cash from other sources. A shareholder that received our common shares pursuant to a distribution generally has a tax basis in such common shares equal to the amount of cash that would have been received instead of our common shares as described above, and a holding period in such common shares that begins on the day following the payment date for the distribution.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any holders of our common shares, that income will be taxable in the hands of the shareholder and would not be offset by any net operating losses of the shareholder that would otherwise be available. See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our shareholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Shares. In general, a shareholder must treat any gain or loss recognized upon a sale or other disposition of our common shares as capital gain or loss. Any capital gains recognized by individuals, trusts and estates upon the sale or disposition of our common shares generally will be treated as long-term capital gains and currently will be subject to a maximum U.S. federal income tax rate of 20%, not including the 3.8% Medicare tax described below, if the common shares are held for more than one year, and will be treated as short-term capital gains taxed at substantially higher ordinary income rates (of up to 37% currently for taxable years beginning after December 31, 2017 and before January 1, 2026, not including such Medicare tax) if the common shares are held for one year or less. Gains recognized by holders of common shares that are corporations are subject to U.S. federal income tax currently at a maximum rate of 21%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a shareholder who has held the common shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our common shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. Each shareholder is encouraged to consult with a tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares or other securities, or transactions that might be undertaken directly or indirectly by us. Moreover, holders of common shares should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Medicare Contribution Tax on Unearned Income. A shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the shareholder’s “net investment income” for the relevant taxable year and (2) the excess of the shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividends, and net gains from the disposition of our common shares, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A shareholder that is an individual, estate or trust should consult his, her or its tax advisor regarding the applicability of the Medicare tax to his, her or its income and gains in respect of his, her or its investment in our common shares.

Information Reporting and Backup Withholding. We will report to holders of our common shares and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 24% with respect to distributions unless you:

(a)	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

(b)	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability.

Taxation of Foreign Holders of Common Shares

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common shares applicable to non-U.S. holders of our common shares. A “non-U.S. holder” is any person other than:

(a)	a citizen or resident of the U.S.;

(b)	a corporation or partnership created or organized under the laws of the U.S., or of any state thereof, or the District of Columbia;

(c)	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

(d)

a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

The discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

In General. For most foreign investors, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Internal Revenue Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends. The portion of distributions received by non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the foreign shareholder. See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify holders of our common shares if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. holder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic holders of common shares are taxed with respect to such dividends, such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our common shares constitute a U.S. real property interest, or a USRPI, which we do not anticipate, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. However, if, contrary to our expectation, our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a current rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax, enforced by withholding, at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, a distribution is not a USRPI capital gain if the underlying asset that was sold represented an interest held by us solely as a creditor, and is therefore not a USRPI, which is likely to be the case for a substantial majority of our assets. Capital gain dividends received by a non-U.S. holder from a REIT that are attributable to dispositions by that REIT of assets other than USRPIs are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (ii) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the non-U.S. holder will incur a 30% tax on his, her or its capital gains.

Notwithstanding the foregoing, dividends attributable to USRPI capital gains paid by us to non-U.S. holders are not subject to FIRPTA (and are generally treated the same as an ordinary dividend from us (see “—Ordinary Dividends”)) if the dividends are paid with respect to a class of our common shares that is regularly traded on an established securities market in the U.S., as long as the non-U.S. holder has not owned more than 10% of such class of common shares at any time during the one year period ending on the date such dividend is received. There can be no assurance that our common shares will be, or will continue to be, “regularly traded” on an established securities market within the meaning of this provision.

Dispositions of Our Common Shares. Unless our common shares constitute a USRPI, which we do not anticipate, a sale of the common shares by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property held solely as a creditor. We expect that most of our assets throughout any relevant testing period will not be real property, but instead will constitute debt instruments, or securities treated as debt instruments, and stock in TRSs.

Even if, contrary to our expectations, the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of beneficial interest is held directly or indirectly by non-U.S. holders. We also expect that we will be a domestically controlled qualified investment entity and, therefore, that the gain on the sale of our common shares should not be subject to taxation under FIRPTA. However, because our common shares are publicly traded, no assurance can be given that we will be a domestically controlled qualified investment entity.

If our common shares constitute a USRPI and we do not constitute a domestically controlled qualified investment entity, but our common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of common shares nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common shares at all times during a specified testing period.

If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the common shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (a) if the non-U.S. holder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting and Backup Withholding. Generally, information returns will be filed with the IRS in connection with distributions on our common shares and, depending on the circumstances, the proceeds from a sale or other taxable disposition of our common shares. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder’s country in which you reside under the provisions of an applicable treaty or agreement.

Distributions or proceeds from the disposition of common shares made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8.

Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Any amount withheld under these rules will be refunded or credited against your U.S. federal income tax liability, provided that you timely furnish the IRS with certain required information.

FATCA. Legislation enacted in 2010 (commonly known as FATCA) and existing guidance issued thereunder will generally impose a 30% withholding tax on distributions in respect of our common shares held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Internal Revenue Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) specified other non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our common shares are held will affect the determination of whether withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay any additional amounts to holders of common shares in respect of any amounts withheld. You are encouraged to consult with your own tax advisor regarding the possible implications of this legislation to holders of our common shares.

Estate Tax. Our common shares owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Holders of Common Shares

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (i) a tax-exempt shareholder has not held our common shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (ii) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax-exempt shareholder except as described in the following paragraph.

To the extent, however, that we (or a part of us, or a disregarded subsidiary of ours) are a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt shareholder that is allocable to excess inclusion income will be subject to tax as UBTI. Furthermore, under the Tax Act, tax-exempt holders of common shares must compute any UBTI for each separate trade or business activity, rather than in the aggregate. If, however, excess inclusion income is allocable to some categories of tax-exempt holders of common shares that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case and to the extent feasible, may reduce the amount of distributions to those holders of common shares whose ownership gave rise to the tax or we may bear such tax as a general corporate expense. See “—Taxation of PennyMac Mortgage Investment Trust—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify holders of our common shares if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt holders of common shares that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), and (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our shares of beneficial interest could be required to treat a percentage of the dividends from us as UBTI if we are a “pension held REIT.” We will not be a pension held REIT unless we are required to “look through” one or more pension trust shareholders in order to satisfy the REIT closely held rules and either (A) one pension trust owns more than 25% of the value of our shares of beneficial interest, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares of beneficial interest, collectively owns more than 50% of such shares of beneficial interest. Certain restrictions on ownership and transfer of our shares of beneficial interest should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares of beneficial interest, or us from becoming a pension held REIT, although no assurances can be provided in this regard.

Tax-exempt holders of common shares are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common shares.

Other Tax Considerations

Tax Aspects of Our Investments in our Operating Partnership and in Affiliated Partnerships

We may hold direct or indirect interests in various partnerships, including in our operating partnership and any other subsidiary partnerships or limited liability companies we form or acquire. In general, subject to the discussion below regarding audit procedures, partnerships and limited liability companies are “pass through” entities which are not subject to U.S. federal income tax. Rather, partners and members are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership or limited liability company, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the partnership or limited liability company. We will include our proportionate share of the foregoing items of the partnerships and limited liability companies we hold an interest in for purposes of the various REIT income tests and in the computation of our REIT taxable income. See “—Taxation of PennyMac Mortgage Investment Trust—Income Tests.” Any resultant increase in our REIT taxable income will increase our distribution requirements (see “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements”), but will not be subject to U.S. federal income tax in our hands provided that the income is distributed by us to our shareholders. Moreover, for purposes of the REIT asset tests (see “—Taxation of PennyMac Mortgage Investment Trust—Asset Tests”), we will include our proportionate share of assets held by such partnerships and limited liability companies. The audit procedures for partnerships generally require underpayments of tax to be determined and paid at the partnership level following any adjustment to the partnership’s items of income, gain, loss, deduction or credit. A partnership will generally be permitted to elect to have a partnership adjustment taken into account by the partners in the year to which the adjustment relates. Under these rules, it is possible that any subsidiary partnerships or limited liability companies we form or acquire an interest in will be required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Classification as Partnerships

In order for a partnership or limited liability company to be classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), it must not be taxable as a corporation or an association taxable as a corporation for U.S. federal income tax purposes. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check the box regulations”); and

•	is not a “publicly traded partnership.”

Under the check the box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. We intend that our operating partnership and any other partnership or limited liability company in which we hold an interest will be classified as a partnership for U.S. federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for U.S. federal income tax purposes, but will not be so treated for any taxable year for which at least 90% of the partnership’s gross income consists of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Our operating partnership will be structured, operated and maintained so as not to be treated as a “publicly traded partnership.” We have not requested, and do not intend to request, a ruling from the IRS that any partnership or limited liability company in which we hold an interest will be classified as partnerships (or as disregarded entities) that are not taxable as corporations for U.S. federal income tax purposes. If for any reason our operating partnership or any other partnership or limited liability company in which we hold an interest were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we might not qualify as a REIT. See “—Taxation of PennyMac Mortgage Investment Trust—Income Tests,” “—Taxation of PennyMac Mortgage Investment Trust—Asset Tests” and “—Taxation of PennyMac Mortgage Investment Trust—Failure to Qualify.” In addition, any change in a partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Taxation of PennyMac Mortgage Investment Trust—Annual Distribution Requirements.” Further, items of income and deduction of such partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such partnership’s taxable income.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares.

State, Local and Foreign Taxes

We and our subsidiaries and holders of common shares may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and holders of our common shares may not conform to the U.S. federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to holders of common shares as a credit against their U.S. federal income tax liability. Prospective investors are encouraged to consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares or other securities.

SELLING SHAREHOLDERS

Selling shareholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement. Information about selling shareholders, where applicable, will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly by us or any selling shareholder to purchasers;

•	in a rights offering;

•

in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, or the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods, or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling shareholder offers securities in a subscription rights offering to our existing shareholders, we or any selling shareholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We or any selling shareholder may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we or any selling shareholder does not enter into a standby underwriting agreement, we or any selling shareholder may retain a dealer-manager to manage a subscription rights offering for us or such selling shareholder.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we or any selling shareholder offers though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we or any selling shareholder sells our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we or any selling shareholder offers.

If dealers are used in the sale of securities, we or any selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling shareholder may sell the securities directly. In this case, no underwriters or agents would be involved. We or any selling shareholder may also sell the securities through agents designated by us or such selling shareholder from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or any selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling shareholder. Any remarketing firm will be identified and the terms of its agreements, if any, with us or any selling shareholder and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling shareholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We or any selling shareholder may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for our company or any selling shareholder in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. In addition, the description of U.S. federal income tax consequences contained in the section entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Sidley Austin LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these documents at the NYSE’s office at 11 Wall Street, New York, New York 10005. In addition, copies of our SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021;

•	our Definitive Proxy Statement on Schedule 14A filed on April 14, 2021;

•	our Current Reports on Form 8-K filed on January 25, 2021, February 24, 2021, March 1, 2021, March 3, 2021, March 5, 2021, March 31, 2021, May 25, 2021 and June 1, 2021;

•	the description of our common shares included in our registration statement on Form 8-A filed on July 23, 2009;

•	the description of our Series A preferred shares included in our registration statement on Form 8-A filed on March 7, 2017; and

•	the description of our Series B preferred shares included in our registration statement on Form 8-A filed on June 30, 2017.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attn: Investor Relations, Telephone: (818) 224-7028.

Shares

PennyMac Mortgage Investment Trust

% Series C Cumulative Redeemable Preferred

Shares of Beneficial Interest

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

August                , 2021

Morgan Stanley

BofA Securities

Goldman Sachs & Co. LLC

Keefe, Bruyette & Woods, Inc.

                                 A Stifel Company

RBC Capital Markets

UBS Investment Bank

Wells Fargo Securities